UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.     )

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Schlumberger N.V. (Schlumberger Limited)

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Schlumberger Limited

42, rue Saint-Dominique

75007 Paris, France

5599 San Felipe, 17th Floor

Houston, Texas 77056

Parkstraat 83

2514 JG The Hague

The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held April 10, 2013

March 1, 2013

The 2013 Annual General Meeting of Stockholders of Schlumberger Limited (Schlumberger N.V.) will be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao, on Wednesday, April 10, 2013 at 10:30 a.m., Curaçao time, for the following purposes:

1.	To elect the 11 directors named in this proxy statement.

2.	To approve, on an advisory basis, the Company’s executive compensation.

3.	To report on the course of business during the year ended December 31, 2012, and to approve the Company’s Consolidated Balance Sheet as at December 31, 2012, its Consolidated Statement of Income for the year ended December 31, 2012, and the declarations of dividends by the Board of Directors in 2012 as reflected in the Company’s 2012 Annual Report to Stockholders.

4.	To approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the accounts of the Company for 2013.

5.	To approve the adoption of the 2013 Schlumberger Omnibus Incentive Plan.

6.	To approve the adoption of an amendment and restatement of the Schlumberger Discounted Stock Purchase Plan.

Action will also be taken on such other matters as may properly be brought before the meeting.

The close of business on February 20, 2013 has been fixed as the record date for the meeting. All holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

By order of the Board of Directors,

ALEXANDER C. JUDEN

Secretary

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Instructions are on your proxy card or on the voting instruction card included by your broker. Brokers cannot vote for Items 1, 2, 5 or 6 without your instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Stockholders to Be Held on April 10, 2013:

This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company’s 2012 Annual Report to Stockholders, are available free of charge on the Company’s website at http://investorcenter.slb.com.

i

PROXY STATEMENT

March  1, 2013

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Schlumberger Limited (Schlumberger N.V.) (“Schlumberger” or the “Company”) of proxies to be voted at its 2013 annual general meeting of stockholders, which will be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao, on Wednesday, April 10, 2013 beginning at 10:30 a.m., Curaçao time. To gain admittance to the meeting, stockholders of record and beneficial owners as of February 20, 2013 must present a passport or other government-issued identification bearing a photograph and, for beneficial owners, proof of ownership, such as the top half of the proxy card or voting instruction card that was sent to you with this proxy statement.

The approximate mailing date of this proxy statement is March 1, 2013. Business at the meeting is conducted in accordance with the procedures determined by the Chairman of the meeting and is generally limited to matters properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder in accordance with specified requirements requiring advance notice and disclosure of relevant information. The Schlumberger 2012 Annual Report to Stockholders is provided concurrently with this proxy statement, and stockholders should refer to its contents in considering agenda Item 3.

Items to be Voted on at the Annual Meeting

The agenda for the 2013 annual general meeting includes the following items:

Agenda Item		Board Recommendation
•	Item 1: Election of 11 directors	FOR
•	Item 2: Advisory resolution to approve executive compensation	FOR
•	Item 3: Approval of the Company’s Consolidated Balance Sheet as at December 31, 2012, its Consolidated Statement of Income for the year ended December 31, 2012, and the declarations of dividends by the Board of Directors in 2012	FOR
•	Item 4: Appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor	FOR
•	Item 5: Approval of adoption of the 2013 Schlumberger Omnibus Incentive Plan	FOR
•	Item 6: Approval of adoption of an amendment and restatement of the Schlumberger Discounted Stock Purchase Plan	FOR

Record Date; Proxies

Each stockholder of record at the close of business on the record date, February 20, 2013, is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on with respect to each share registered in the stockholder’s name. A stockholder of record is a person or entity who held shares on that date registered in its name on the records of Computershare Trust Company, N.A. (“Computershare”), Schlumberger’s stock transfer agent. Persons who held shares on the record date through a broker, bank or other nominee are considered beneficial owners.

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in Curaçao and, as provided by Curaçao law, meetings of stockholders are held in Curaçao. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Shares Outstanding

On February 20, 2013, there were 1,331,014,733 shares of common stock of Schlumberger outstanding and entitled to vote.

Quorum

Holders of at least one-half of the outstanding shares entitling the holders thereof to vote at the meeting must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting.

Votes Required to Adopt Proposals

To be elected, director nominees must receive a majority of votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda also requires the affirmative vote of the majority of votes cast. In addition, with respect to Items 5 and 6, the New York Stock Exchange (the “NYSE”) stockholder approval rules require that the total votes cast as to each such item also represent over 50% of all shares entitled to vote on the proposal.

Effect of Abstentions and Broker Non-Votes

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary voting authority and have not received instructions from the beneficial owner of the shares as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes. If a quorum is not present at the meeting, the Board may call a second general meeting of stockholders, at which the quorum requirement will not apply.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the NYSE precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner, as follows:

Discretionary Items.  Under NYSE rules, brokers will have discretion to vote on Items 3 (financial statements) and 4 (appointment of auditors) without instructions from the beneficial owners.

Nondiscretionary Items.  Brokers cannot vote on Items 1 (election of directors), 2 (advisory vote to approve executive compensation), 5 (adoption of 2013 Schlumberger Omnibus Incentive Plan) or 6 (amendment and restatement of the Company’s Discounted Stock Purchase Plan) without instructions from the beneficial owners. Therefore, if your shares are held in “street name” by a broker and you do not instruct your broker how to vote on the election of directors, the advisory vote to approve executive compensation, the adoption of the 2013 Schlumberger Omnibus Incentive Plan or the approval of an amendment and restatement of the Company’s Discounted Stock Purchase Plan, your broker will not be able to vote for you on those matters.

Abstentions and broker non-votes will not be tabulated in determining the outcome of the vote on the election of directors or on any of the other proposals and do not count in determining the total votes cast on Items 5 and 6 for purposes of NYSE stockholder approval rules.

Voting Procedures

Stockholders with shares registered in their names with Computershare and participants who hold shares in the Schlumberger Discounted Stock Purchase Plan may authorize a proxy:

•	by the internet at the following internet address: http://www.proxyvote.com;

•	telephonically by calling 1-800-690-6903; or

•	by completing and mailing their proxy card.

The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on April 9, 2013. The internet and telephone voting procedures have been designed to authenticate stockholders and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

A number of banks and brokerage firms participate in programs that also permit beneficial stockholders to direct their vote by the internet or telephone. If shares are held in an account at a bank or brokerage firm that participates in such a program, beneficial stockholders may direct the vote of these shares by the internet or telephone by following the instructions on the voting form.

By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you are a stockholder with shares registered in your name with Computershare and you submit a proxy card but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the polls close by timely delivery of a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions.

ITEM 1. ELECTION OF DIRECTORS

All of our directors are elected annually at our annual general meeting of stockholders. Our stockholders are requested to elect a Board of Directors of 11 members, each to hold office until the next annual general meeting of stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees is now a director and was previously elected by the stockholders at the 2012 annual general meeting. All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If any nominee is unable or unwilling to serve, the Board of Directors may designate a substitute nominee or reduce the size of the Board of Directors. If the Board designates a substitute nominee, proxies may be voted for that substitute nominee. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the 11 nominees named below. If you hold your shares in “street name,” you should know that your broker will not vote your shares for the 11 nominees listed below without your specific voting instructions.

Required Vote

Each director nominee must receive a majority of the votes cast to be elected. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR All Nominees.

Director Nominees

The Board believes that each director nominee possesses the qualities and experience that the Nominating and Governance Committee believes that nominees should possess, as described in detail below in the section entitled “Corporate Governance—Director Nominations.” The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members. The nominees for election to the Board, together with biographical information furnished by each of them and information regarding each nominee’s director qualifications, are set forth below. There are no family relationships among executive officers and directors of the Company.

PETER L.S. CURRIE, 56, has been a director of the Company since 2010. He has been President of Currie Capital LLC, a private investment firm, since April 2004. Mr. Currie served as a director of Clearwire Corporation, a wireless internet service provider, from 2005 to June 2011 and was a member of both its compensation committee and its audit committee, which he chaired. From 2006 to 2010, he was a director of Sun Microsystems, a network computing infrastructure product and service company, and a member of its audit committee. Mr. Currie has also served on the boards of CNET Networks, Inc. from December 2005 to June 2008, where he was on the audit committee; and Safeco Corporation from July 2005 to September 2008, where he also served on the nominating and governance committee and on the audit committee, which he chaired during his last year on the committee. Mr. Currie also is a director at several private companies including Twitter, Inc., where he chairs both the audit committee and the nominating and governance committee. Mr. Currie brings to the Board strong financial and operational expertise as a result of his extensive board and committee experience at both public and private companies; experience serving as Chief Financial Officer of two public companies (McCaw Cellular Communications Inc. and Netscape Communications Corp.); and experience serving in senior positions in investment banking, venture capital and private equity.

TONY ISAAC, 71, retired, has been a director of the Company since 2003, and is the non-executive Chairman of the Board. He was the former Chief Executive of The BOC Group plc, an international group with three business segments consisting of Gases and Related Products, Vacuum Technology and Supply Chain

Solutions, from September 1999 to October 2006, when he retired. Since October 2000, Mr. Isaac has served on the board of GDF SUEZ Energy International (formerly known as International Power plc), an independent power producer, and served as chairman of its audit committee from February 2011 to August 2012. He is also the senior non-executive director of the Hogg Robinson Group, a corporate travel services company, where he serves on its remuneration and nomination committees, and is chairman of its audit committee. Mr. Isaac brings to the Board extensive experience serving on boards of large, multinational companies. As a former chief executive, Mr. Isaac also has valuable experience in the operation of a worldwide business faced with a myriad of international business and political issues. Mr. Isaac’s experience as senior non-executive director of all boards on which he has served makes him an effective non-executive Chairman of the Board.

K. VAMAN KAMATH, 65, has been a director of the Company since 2010. He has been the non-executive Chairman of the Board of ICICI Bank Limited, a banking institution, since May 2009, and was Managing Director and Chief Executive Officer of ICICI Bank Limited from 2002 to May 2009. He chairs its Credit, Risk and Customer Service Committees, and is a member of its Fraud Monitoring, Information Technology Strategy and its Board Governance, Remuneration and Nomination committees. Mr. Kamath has been the non-executive Chairman of the Board of Infosys Limited, an information technology services company, since August 2011, and has served on its board of directors since May 2009. Mr. Kamath also served on Infosys’ audit and nomination committees, and was chairman of its compensation committee, in each case until October 2011. He was also a director of Lupin Limited, a pharmaceutical company, from January 2010 to November 2011 and of Great Eastern Shipping Co. Limited, a shipping company, from May 2010 to November 2011. Mr. Kamath brings to the Board a deep understanding of India (a large and critical market for Schlumberger) and of Asia generally, both of which are of immense value to the Board. As a banker with more than 40 years’ experience, Mr. Kamath has extensive CEO experience and expertise in corporate finance, international banking, financial reporting, and mergers and acquisitions. Mr. Kamath’s leadership abilities and experience in India and Asia enable him to make valuable contributions to the Board.

PAAL KIBSGAARD, 45, has been a director of the Company since 2011 and has served as Chief Executive Officer of the Company since August 2011. He was the Company’s Chief Operating Officer from February 2010 to July 2011, and President of the Reservoir Characterization Group from May 2009 to February 2010. Prior to that, Mr. Kibsgaard served as Vice President, Engineering, Manufacturing and Sustaining, from November 2007 to May 2009, and as Vice President of Personnel from April 2006 to November 2007. Mr. Kibsgaard brings to the Board a thorough knowledge of the Company’s operational activities worldwide as a result of his service in various global leadership positions in the Company. Mr. Kibsgaard has been with the Company since 1997, and began his career as a reservoir engineer. He has held numerous operational and administrative management positions within the Company in the Middle East, Europe and the U.S., and brings a valuable operational perspective to the Board. The Board believes that Mr. Kibsgaard’s service as Chief Executive Officer offers an important link between management and the Board, enabling the Board to perform its oversight function with the benefit of his perspectives on the Company’s business.

NIKOLAY KUDRYAVTSEV, 62, has been a director of the Company since 2007. Since June 1997, he has been the Rector of the Moscow Institute of Physics and Technology, the most prestigious institute of theoretical and applied physics in Russia. In 2012, Mr. Kudryavtsev was elected chairman of the Board of Rectors of the city of Moscow and Moscow region. Mr. Kudryavtsev brings to the Board valuable management and finance experience, as well as deep scientific and technological expertise. This provides the Board with valuable insight regarding the Company, its products and current technology, as well as the future technological needs of the Company and the industry. Mr. Kudryavtsev also provides the Board with a particularly valuable Russian vantage point, which is useful for both the development of the Company’s business and understanding of the needs of the Company’s growing population of Russian employees. The Board is aided immensely by Mr. Kudryavtsev’s sensitivity to Russian culture and risk at the field level.

ADRIAN LAJOUS, 69, has been a director of the Company since 2002. Since January 2011, he has served as President of Petrométrica, an energy consulting company. From 2001 to September 2012, he was an outside consultant serving as Senior Energy Advisor to McKinsey & Company, a consulting firm. Mr. Lajous is a director of Ternium, S.A. (since 2006), a flat and long steel producer, and serves on its audit committee. He is also a director of Trinity Industries, Inc. (since 2006), a volume producer of freight and tank railcars, and serves on its audit and its finance and risk management committees. From 1994 to 1999, Mr. Lajous was Chief Executive Officer of Petróleos Mexicanos (“Pemex”), Mexico’s national oil company. He served as Director General of Pemex and Chairman of the Board of the Pemex group of operating companies from 1994 to 1999. Mr. Lajous brings to the Board his extensive knowledge of and experience in the energy industry and its participants, as well as a deep understanding of operations in difficult political and regulatory environments. He also has significant knowledge of the issues affecting the international oil and gas industry, particularly in Mexico and Latin America. Through his service on the boards of Pemex and Ternium S.A., he has valuable experience in governance, compensation and audit issues.

MICHAEL E. MARKS, 62, has been a director of the Company since 2005. He has been a Managing Partner of Riverwood Capital, LLC (formerly Bigwood Capital, LLC), a private equity firm, since March 2007. From January 2007 to January 2008, Mr. Marks was a Senior Advisor to Kohlberg Kravis Roberts & Co., a private equity firm, and was a Member of that firm from January 2006 to January 2007. From 1994 to 2006, Mr. Marks served as the Chief Executive Officer of Flextronics, Inc., a leading producer of advanced electronic manufacturing services. Mr. Marks also served as a director of Flextronics from 1991 to 2008. He was appointed Chairman of the Board of Flextronics effective upon his retirement as Chief Executive Officer in 2006 and served in that role until his retirement from the board of Flextronics in 2008, and he previously served as Chairman of the Board of Flextronics from 1993 to 2003. Mr. Marks has been a director of SanDisk, a memory products company, since 2003 and became chairman of its board in January 2011. He is also a member of its compensation committee and is chairman of its nominating and governance committee. From 2007 to 2010, he was a director at Sun Microsystems, a network computing infrastructure product and service company, and was a member of its audit committee. Until December 2010, Mr. Marks was a director of Calix (since 2009), a provider of broadband communications access systems and software. Mr. Marks brings to the Board his familiarity with world-class manufacturing from the field level to the boardroom based on his experience at Flextronics, and because he has run a large, diversified global corporation with many of the same issues that Schlumberger faces. As a former chief executive and as a public company director at various other companies, Mr. Marks has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. Almost all companies of which Mr. Marks has been a director have been involved in some form of technology business, and this experience is especially relevant to Schlumberger’s technology-oriented business and the fact that many of its acquisition targets are technology companies.

LUBNA S. OLAYAN, 57, has been a director of the Company since 2011. She has been the deputy chairperson and Chief Executive Officer of Riyadh-based Olayan Financing Company, the holding entity for The Olayan Group’s operations in the Kingdom of Saudi Arabia and the Middle East, since 1986. Since 2001, Ms. Olayan has been a Principal of The Olayan Group, a private multinational enterprise engaged in manufacturing, distribution and services. She is a member of the Board of Directors of Olayan Investment Company Establishment, the parent company of The Olayan Group. In her capacity as CEO of Olayan Financing Company, Ms. Olayan is responsible for The Olayan Group’s operating businesses and investments in Saudi Arabia and the Middle East. These include more than 40 companies engaged in product manufacturing, distribution and services, often in partnership with leading multinationals. Ms. Olayan also serves as a non-executive director and member of various corporate and advisory boards. Since December 2004, Ms. Olayan has been a Director of Saudi Hollandi Bank, becoming the first woman to join the board of a Saudi publicly-listed company, and is a member of its executive committee and its nomination and remuneration committee. Ms. Olayan served as a non-executive director of WPP plc, a public company and one of the largest communication services businesses in the world, from March 2005 to June 2012, and was a member of its nomination committee. Ms. Olayan is also a member of the International Advisory Boards of Rolls Royce Group plc (since 2006), Akbank (since 2008) and the National Bank of Kuwait (since 2010). Ms. Olayan also serves on the boards of various non-governmental organizations, including the Asia Business Council, Al Fanar (venture philanthropy) and the Down’s Syndrome Charitable Association in Saudi Arabia, and on the boards of various educational institutions, including Cornell University and King Abdullah University of Science and Technology. Ms. Olayan brings to the Board proven leadership abilities and experience in Saudi Arabia and the Middle East, which enable her to make valuable contributions to the Board. Ms. Olayan has extensive business experience in Saudi Arabia and the Middle East and a deep understanding of those areas, which are critical to the Company.

The Board benefits from her extensive CEO experience and expertise in corporate finance, international banking, distribution and manufacturing. Ms. Olayan also brings a critical international perspective on business and global best practices. Ms. Olayan’s service on the Boards of Trustees of Cornell University and of King Abdullah University of Science and Technology, and her connections to the scientific community and her experience in university relations, also are of great value to Schlumberger and its efforts in technology leadership and employee recruiting and retention.

LEO RAFAEL REIF, 62, has been a director of the Company since 2007. Mr. Reif has served as President of the Massachusetts Institute of Technology (“MIT”) since July 2012. He previously served as MIT’s Provost, Chief Academic Officer and Chief Budget Officer, from August 2005 to July 2012. Mr. Reif was head of the Electrical Engineering and Computer Science Department at MIT from September 2004 to July 2005, and an Associate Department Head for Electrical Engineering in the Department of Electrical Engineering and Computer Science at MIT from January 1999 to August 2004. Mr. Reif brings to the Board valuable management and finance expertise. As a scientist, he has deep scientific and technological expertise about the Company’s products and current technology, as well as about anticipated future technological needs of the Company and the industry. The Board values Mr. Reif’s connections to the U.S. scientific community, as well as his expertise in university relations and collaborations, which are of high importance to Schlumberger and its efforts in technology leadership and employee retention. Mr. Reif provides the Board with a critical U.S. scientific perspective, which is of immense value in the oversight of the Company’s strategy.

TORE I. SANDVOLD, 65, has been a director of the Company since 2004. He has been executive Chairman of Sandvold Energy AS, an advisory company in the energy industry, since September 2002. Mr. Sandvold is a director of Teekay Corporation (since 2003), a leading provider of international crude oil and petroleum product transportation services, where he is a member of its nominating and governance committee. From 2001 to 2002, Mr. Sandvold served as executive Chairman of Petoro AS, the Norwegian state-owned oil company. Mr. Sandvold brings to the Board experience working in the area of energy policy for more than 35 years, and he has broad experience in developing domestic and international energy policies for Norway as a career civil servant. He also has extensive experience dealing with global energy institutions such as the Organization of the Petroleum Exporting Countries and the International Energy Agency, and in negotiating with global energy companies. Mr. Sandvold has finance experience and a solid understanding of business opportunities, both as concerns acquisition targets and the industry in general.

HENRI SEYDOUX, 52, has been a director of the Company since 2009. Since 1994, he has been Chairman and Chief Executive Officer of Parrot S.A., a global wireless products manufacturer. Mr. Seydoux is an entrepreneur with great initiative. He founded Parrot S.A. in 1994 as a private company and took it public in 2007. As the chief executive of a dynamic and innovative technology company, Mr. Seydoux brings to the Board entrepreneurial drive and management skills. He also has family ties to the founding Schlumberger brothers, and having grown up in the Schlumberger family culture, is well placed to see that the Company continues its historical commitment to Schlumberger’s core values. His service on the Board addresses the Company’s need to preserve the Company’s unique culture and history while fostering innovation.

CORPORATE GOVERNANCE

Schlumberger is committed to adhering to sound principles of corporate governance and has adopted corporate governance guidelines that the Board believes are consistent with Schlumberger’s values, promote the effective functioning of the Board, its committees and the Company. These guidelines are on our website at http://www.slb.com/about/guiding_principles/corpgovernance/corpgov_guidelines.aspx.

Governance Framework—Highlights

The following are some highlights of our corporate governance practices and policies:

Board Independence; Committees Structure

•	All of our director nominees are independent of the Company and management, except for our CEO. This is substantially above the NYSE requirement that a majority of directors be independent.

•	Mr. Isaac, an independent member of the Board, serves as Chairman of the Board.

•	All independent directors meet regularly in executive session.

•	Only independent directors serve on our Audit, Compensation, Finance, Nominating and Governance and Science and Technology Committees.

Majority Voting; Stockholder Authority

•	We have a majority vote standard for uncontested director elections.

•	All of our directors are elected annually. We do not have a classified board.

•	One or more stockholders representing 10% or more of outstanding shares can call a special stockholders meeting by following the procedural requirements set forth in our By-Laws.

Executive Stock Ownership Guidelines

•

We have executive stock ownership guidelines, designed to align executive and stockholder interests. For a description of the guidelines applicable to our executive officers and other senior members of management, see “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines.”

Risk Oversight

•	The full Board of Directors directly oversees risk management for the Company.

•

The Audit Committee reviews and assesses financial reporting risk. It also reviews all significant finance-related violations of Company policies brought to its attention, and once per year reviews and assesses summaries of all finance-related violations.

•	The Finance Committee oversees finance-related risks on a quarterly basis and recommends guidelines to control cash, pension investments, banking relationships and currency exposures.

•

The Compensation Committee reviews and assesses the Company’s overall compensation program and its effectiveness at linking executive pay to performance, aligning the interests of our executives and our stockholders and providing for appropriate incentives.

•	The Nominating and Governance Committee oversees compliance-related risk and the Company’s Ethics and Compliance program.

Hedging and Pledging Policies

•

Our directors and executive officers are prohibited from hedging their ownership of Schlumberger stock. Furthermore, our directors and executive officers are prohibited from pledging their Schlumberger stock.

Political Contributions

•	Schlumberger has a long-standing policy prohibiting the contribution of Schlumberger funds or assets to political parties or organizations, or their leaders, or to candidates for any public office.

Board Independence

Schlumberger’s Corporate Governance Guidelines provide that at least a majority of the Board will consist of independent directors. This standard reflects the NYSE corporate governance listing standards. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE’s listing standards.

The Board of Directors has determined that each director nominee listed above under “Election of Directors” is “independent” under the published listing standards of the NYSE, except Mr. Kibsgaard, who is our CEO and therefore does not qualify as independent. The Board previously determined that Andrew Gould, our former CEO who served as Chairman of the Board until the 2012 annual general meeting and did not stand for re-election, was not considered to be independent. In addition, the Board of Directors determined that Philippe Camus, who also served as director until the 2012 annual general meeting and did not stand for re-election, was independent.

The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective test, under which the Board must affirmatively determine that each independent director has no material relationship with Schlumberger or management. In making its independence determinations, the Board considered all material relationships with each director and each new director nominee, and all transactions since the start of 2010 between Schlumberger and each current director and director nominee and members of their immediate families or entities associated with them.

As contemplated by NYSE rules then in effect, the Company adopted categorical standards in 2004 to assist the Board in making independence determinations. Under the rules then in effect, relationships that fell within the categorical standards were not required to be disclosed in the proxy statement and their impact on independence was not required to be separately discussed. A relationship falls within these current categorical standards if it:

•	is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence; or

•	is a type of relationship addressed in Item 404 of SEC Regulation S-K, but under that item does not require disclosure; or

•

consists of charitable contributions by the Company to an organization where a director is an executive officer but the contributions did not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

None of the non-employee directors was disqualified from “independent” status under the objective NYSE listing standards. In making its subjective determination that each non-employee director is independent, the Board reviewed additional information provided by the directors and the Company with regard to any business or personal activities or associations as they may relate to Schlumberger and Schlumberger’s management. The Board considered the transactions in the context of the NYSE’s objective listing standards, the categorical standards noted above and, for directors serving on committees, the additional standards established for members of audit committees, and the SEC and U.S. Internal Revenue Service standards for compensation committee members. Based on all of the foregoing, the Board made a subjective determination as required by NYSE rules that, because of the nature of the transaction, the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence.

The Board’s independence determinations included a review of transactions with entities associated with the independent directors or members of their immediate family. In making its independence determinations, the Board considered that Mr. Isaac, Mr. Kamath, Mr. Kudryavtsev, Mr. Lajous, Ms. Olayan and Mr. Camus (who

served on the Board until April 2012) each have served as directors, trustees, outside consultants or advisory board members at companies and universities that have had business dealings with the Company, all of which were ordinary course business transactions involving significantly less than 1% of either company’s annual revenues. The Board also considered that the Company has made charitable contributions to The Massachusetts Institute of Technology, of which Mr. Reif is the President, and to The Moscow Institute of Physics and Technology, of which Mr. Kudryavtsev is the Rector, which likewise were significantly less than the greater of $1 million or 2% of that organization’s consolidated gross revenues for any of the past three years, and from which the directors received no personal benefit.

Director Nominations

The Nominating and Governance Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders. In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from security holders is the same as its process for unsolicited recommendations from other sources. Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members typically suggest candidates for nomination to the Board.

The Nominating and Governance Committee must first consider all potential director nominees before they are contacted by other Company directors or officers as possible nominees and before they are formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by security holders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to:

Chair, Nominating and Governance Committee

c/o Secretary, Schlumberger Limited

5599 San Felipe, 17th Floor

Houston, Texas 77056

by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

The Nominating and Governance Committee believes that nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution and have no material relationship with competitors, customers or other third parties that could present realistic possibilities of conflict of interest or legal issues.

The Nominating and Governance Committee also believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity, in light of the entire Board’s current composition and range of diversity. Schlumberger has more than 118,000 employees worldwide, representing more than 140 nationalities, and values gender, cultural and geographical diversity in its directors as well. Two of the Company’s current directors are women. Of the 11 director nominees, three are citizens of the United States of America; two are citizens of Norway; and one director nominee is a citizen of each of France, Great Britain, Russia, Mexico, India and Saudi Arabia. The Company’s very diverse Board also evidences the Board’s commitment to have directors who represent countries where Schlumberger operates. In addition, the exceptionally broad and diverse experience of Board members is in keeping with the goal of having directors whose background and experience complement those of other directors. The Nominating and Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the Board’s diversity, and the Nominating and Governance Committee annually reviews its effectiveness in balancing these considerations in the context of its consideration of director nominees.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure so as to ensure independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change. As such, our independent directors consider the Board’s leadership structure at least annually.

The independent members of the Board have determined that the appointment of an independent, non-executive Chairman of the Board is an appropriate board leadership structure at this time because it allows our CEO to focus on leading the Company’s complex international business operations while providing the Board experienced and independent leadership. The independent members of the Board appointed Tony Isaac as the independent, non-executive Chairman of the Board in April 2012. Mr. Isaac, who previously served as the Board’s lead independent director, continues to fulfill the responsibilities he performed as lead independent director, including setting the agendas for, and presiding over executive sessions of non-management directors, as well as serving as Chairman. In light of Mr. Isaac’s appointment as the independent, non-executive Chairman of the Board, the Board no longer has a designated lead independent director. The Board may modify this structure from time to time to best address the Company’s unique circumstances, to advance the best interests of all stockholders, as and when appropriate. In the event that the Company modifies this leadership structure in the future and appoints a lead independent director, that director’s responsibilities would, as previously, be expected to include setting the agenda for all Board meetings (together with the Chairman), setting the agenda for and leading all executive meetings of the independent directors, and providing consolidated feedback, as appropriate, from those meetings to the Chairman and CEO. The lead independent director would also have authority to call meetings of the Board of Directors in executive session; facilitate discussions, outside of scheduled Board meetings, among the independent directors on key issues as appropriate; and serve as a non-exclusive liaison with the Chairman and CEO, in consultation with the other independent directors.

Schlumberger’s current governance practices provide for strong independent leadership, active participation by independent directors and independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and our various committee charters, which are available on our website. The Board believes that its risk oversight programs, discussed immediately below, would be effective under a variety of board leadership frameworks and therefore do not materially affect the Board’s choice of leadership structure.

The Board’s Role in Risk Oversight

The role that the Board fulfills in risk oversight is set out in our Corporate Governance Guidelines. The Board assesses major risks facing the Company and options for their mitigation, in order to promote the Company’s stockholders’ and other stakeholders’ interests in the long-term health and the overall success of the Company and its financial strength.

The full Board is actively involved in overseeing risk management for the Company. It does so in part through its oversight of the Company’s Executive Risk Committee (the “ERC”) comprised of more than half a dozen top executives of the Company from various functions, each of whom supervises day-to-day risk management throughout the Company. The ERC is not a committee of the Board. The ERC ensures that the Company identifies all potential material risks facing the Company and implements appropriate mitigation measures. The Company’s risk identification is performed at two levels: the ERC performs a corporate-level risk mapping exercise, which involves the CEO and several other members of senior management, and while maintaining oversight, delegates operational (field-level) risk assessment and management to the Company’s various Areas, Technologies and Functions and to its Research, Engineering, Manufacturing and Sustaining organization. To the extent that the ERC identifies recurring themes from the operational risk mapping exercises, they are acted on at the corporate level. Members of the ERC meet formally at least once a year, and more frequently on an ad hoc basis, to define and improve the risk mapping process, and to review and monitor the results of those exercises and those that have been delegated. The ERC reports directly to the CEO and to the full Board, and periodically presents to the full Board a comprehensive report as to its risk mapping efforts for that year.

In addition, each of our Board committees considers the risks within its areas of responsibilities. For example, the Finance Committee considers finance-related risks on a quarterly basis and recommends guidelines to control cash, pension investments, banking relationships and currency exposures. The Compensation Committee reviews and assesses the Company’s overall compensation program and its effectiveness at linking executive pay to performance, aligning the interests of our executives and our stockholders and providing for appropriate incentives. The Nominating and Governance Committee oversees compliance-related risk and reviews and discusses the Company’s Compliance and Ethics program’s quarterly statistical report and the various allegations, disciplinary actions and training statistics brought to its attention. The Audit Committee reviews and assesses risks related to financial reporting. The Audit Committee also discusses all significant finance-related violations of Company policies brought to its attention from time to time, and once per year reviews a summary of all finance-related violations. Additionally, the outcome of the Company’s Audit Risk assessment is presented to the Audit Committee annually; this assessment identifies internal controls risks and drives the internal audit plan for the coming year. All significant violations of the Company’s Code of Ethics and related corporate policies are reported to the Nominating and Governance Committee and, as appropriate, are reported to the full Board. Once a year, the Deputy General Counsel, Compliance delivers to the full Board a comprehensive Annual Compliance Report. The risks identified within the Compliance and Ethics program are incorporated into the ERC’s enterprise risk management program described above.

Meetings of the Board of Directors and its Committees

During 2012, the Board of Directors held six meetings. Schlumberger has an Audit, a Compensation, a Nominating and Governance, a Finance, and a Science and Technology Committee. During 2012, the Audit Committee met five times; the Compensation Committee met five times; the Finance Committee met three times; the Nominating and Governance Committee met four times; and the Science and Technology Committee met one time.

Each of our directors attended at least 75% of the meetings of the Board and the committees on which they served in 2012. From time to time between meetings, Board and committee members may confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with the independent consultants on behalf of the relevant committee.

Board Committees

Members of the Committees of the Board of Directors

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Science and Technology Committee
Peter L.S. Currie	Chair
Tony Isaac		X	Chair
K. Vaman Kamath	X			Chair
Paal Kibsgaard
Nikolay Kudryavtsev	X				X
Adrian Lajous	X	X	X
Michael E. Marks		Chair	X
Elizabeth A. Moler				X
Lubna S. Olayan		X		X
Leo Rafael Reif			X		Chair
Tore I. Sandvold			X	X
Henri Seydoux				X	X

Audit Committee

The Audit Committee consists of four directors, each of whom meets the independence and other requirements of the NYSE’s listing standards. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, legal and regulatory compliance, the independent registered public accounting firm’s qualifications, independence, performance and related matters, and the performance of Schlumberger’s internal audit function. The authority and responsibilities of the Audit Committee include the following:

•	evaluate the independence and qualification of the Company’s independent registered public accounting firm;

•	recommend for stockholder approval the independent registered public accounting firm to audit the accounts of the Company for the year;

•	review with the Company’s independent registered public accounting firm the scope and results of its audit, and any audit issues or difficulties and management’s response;

•	discuss with management Schlumberger’s risk assessment and risk management policies;

•	discuss Schlumberger’s annual audited financial statements and quarterly unaudited financial statements with management and the Company’s independent registered public accounting firm;

•

review with management, the internal audit department and the independent registered public accounting firm the adequacy and effectiveness of the Company’s disclosure and internal control procedures, including any material changes or deficiencies in such controls;

•	discuss with management and the independent registered public accounting firm Schlumberger’s earnings press releases;

•

review Schlumberger’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements;

•

review with the internal audit department the status and results of the Company’s annual internal audit plan, assessments of the adequacy and effectiveness of internal controls, and the sufficiency of the department’s resources;

•

establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, as well as for confidential submission by employees, and others, if requested, of concerns regarding questionable accounting or auditing matters; and

•	prepare an annual audit committee report for Schlumberger’s annual proxy statement.

The Company’s independent registered public accounting firm is accountable to the Audit Committee. The Audit Committee pre-approves all engagements, including the fees and terms for the integrated audit of the Company’s consolidated financial statements.

The Board of Directors has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board of Directors has determined that Messrs. Currie, Kamath and Lajous each qualify as an “audit committee financial expert” under applicable SEC rules. The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/audit_committee.aspx.

Compensation Committee

The Compensation Committee consists of four directors, each of whom meets the independence requirements of the NYSE’s listing standards. The purpose of the Compensation Committee is to assist Schlumberger’s Board of Directors in discharging its responsibilities with regard to executive compensation; periodically review non-executive directors’ compensation; oversee Schlumberger’s general compensation philosophy; serve as the administrative committee under Schlumberger’s stock plans; and prepare the annual Compensation Committee Report required by the rules of the SEC. The authority and responsibilities of the Compensation Committee include the following:

•

review and approve the objectives, evaluate the performance, and review and recommend the compensation of the Company’s Chief Executive Officer to the full Board meeting in an executive session of independent directors.

•

review and approve the evaluation process and compensation structure for the Company’s executive officers and approve their annual compensation, including salary, annual cash incentive and long-term equity incentives;

•	select appropriate peer companies against which the Company’s executive compensation is compared;

•

review incentive compensation and equity-based plans, and advise management and the Board of Directors on the design and structure of the Company’s compensation and benefits programs and policies, and recommend changes to the Board;

•	administer and make awards under the Company’s stock option plans and review and approve annual stock allocation under those plans;

•

monitor trends and best practices in director compensation and stock ownership guidelines and recommend changes to the Board as it deems appropriate in accordance with Schlumberger’s Corporate Governance Guidelines;

•

monitor and review the Company’s overall compensation and benefits program design to ensure continued competitiveness and consistency with established Company compensation philosophy, corporate strategy and objectives, and alignment with stockholder interests;

•	review and make recommendations to the Board regarding people-related strategies and initiatives, such as recruitment, retention and diversity management;

•	establish stock ownership guidelines for executive officers and other key position holders;

•	review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement; and

•	submit a Compensation Committee Report recommending to the Board that the CD&A be included in the Company’s annual proxy statement.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, NYSE listing standards and Schlumberger’s governing documents. The design and day-to-day administration of all compensation and benefits plans and related policies, as applicable to executive officers and other salaried employees, are handled by teams of the Company’s human resources, finance and legal department employees.

Role of the Independent Consultant.  The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as its independent consultant with respect to executive compensation matters. Pay Governance reports only to, and acts solely at the direction of, the Compensation Committee. Schlumberger’s management does not direct or oversee the activities of Pay Governance with respect to the Company’s executive compensation program. Pay Governance prepares compensation surveys for review by the Compensation Committee at its July and October meetings. One of the purposes of the July meeting is to assess compensation decisions made in January of that year in light of comparative data to date; one of the purposes of the October meeting is to prepare for the annual executive officer compensation review the following January. Pay Governance works with the Company’s executive compensation department to compare compensation paid to the Company’s executive officers with compensation paid for comparable positions at companies included in the compensation surveys conducted by Pay Governance at the direction of the Compensation Committee. Pay Governance and the Company’s executive compensation department also compile annual compensation data for each executive officer. The Compensation Committee has also instructed Pay Governance to prepare an analysis of each named executive officer’s compensation. The Compensation Committee has also retained Pay Governance as an independent consulting firm with respect to director compensation matters. Pay Governance prepares an analysis of competitive non-employee director compensation levels and market trends using the same peer groups as those used in the executive compensation review.

The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that its work did not raise any conflict of interest that would prevent Pay Governance from independently representing the Compensation Committee.

Procedure for Determining Executive Compensation; Role of Management.  The Compensation Committee evaluates all elements of executive officer compensation each January, after a review of achievement of financial and personal objectives with respect to the prior year’s results. The purpose is to determine whether any changes in the officer’s compensation are appropriate. The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers, but no other executive officer has any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company. The Compensation Committee independently determines each executive officer’s mix of total direct compensation based on the factors described in “Compensation Discussion and Analysis—Framework for Setting Executive Compensation in 2012—Relative Size of Direct Compensation Elements.” Early in the calendar year, financial and personal objectives for each executive officer are determined for that year. The Compensation Committee may, however, review and adjust compensation at other times as the result of new appointments or promotions during the year.

The following table summarizes the approximate timing of significant compensation events:

Event	Timing
Establish Company financial objective(s)	January of each fiscal year for current year

Establish executive officer personal objectives	Early in the first quarter of the fiscal year for current year

Perform competitive assessment to determine how Schlumberger’s compensation decisions compared to decisions made by companies included in the compensation surveys	July of each fiscal year for current year

Independent compensation consultant provides analysis for the Compensation Committee to evaluate executive compensation	October of each year for compensation in the following fiscal year

Evaluate executive performance (achievement of objectives established in previous fiscal year) and recommend compensation based on those results	Results approved in January of each fiscal year for annual cash incentive compensation with respect to prior year. The incentive earned in prior fiscal year is paid in February of the current fiscal year.

Review and recommend executive base salary and determine equity-based grants	January of each fiscal year for base salary for that year and for equity-based grants

The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/compensation_committee.aspx.

Nominating and Governance Committee

The Nominating and Governance Committee consists of five directors, each of whom meets the independence requirements of the NYSE’s listing standards. The authority and responsibilities of the Nominating and Governance Committee include the following:

•	lead the search for individuals qualified to become members of the Board;

•	evaluate the suitability of potential nominees for membership on the Board;

•	periodically review the qualifications and criteria taken into consideration in the evaluation of potential nominees for membership on the Board;

•

recommend to the Board the number and names of proposed nominees for election as director at the annual meeting of stockholders and, in the case of a vacancy on the Board, the name of an individual to fill the vacancy;

•

consider the resignation of a director who has changed his or her principal occupation or employer, and inform the Board as to whether or not the Nominating and Governance Committee recommends that the Board accept the resignation;

•	review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members;

•

monitor trends and best practices in corporate governance, periodically review the Company’s Corporate Governance Guidelines and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s By-Laws and in the policies and practices of the Board;

•	perform the functions of the Committee under the Company’s Policy with respect to Related Person Transactions;

•	quarterly review the Company’s Ethics and Compliance Program;

•	annually review and make recommendations to the Board regarding its process for evaluating the effectiveness of the Board and its committees;

•	oversee the annual assessment of Board effectiveness and report to the Board;

•	periodically review and make recommendations to the Board regarding new director orientation and director continuing education;

•	annually recommend to the Board committee membership and chairs, and review periodically with the Board committee rotation practices;

•

approve the membership of any executive officer on another listed company’s board, and receive timely information from non-employee directors of any new listed company board to which they have been nominated for election as director and of any change in their existing status as director on any other listed company board; and

•	advise the Board on succession planning.

The Nominating and Governance Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/nomgov_committee.aspx.

Finance Committee

The Finance Committee advises the Board and management on various matters, including dividends, financial policies and the investment of funds. The authority and responsibilities of the Finance Committee include the following:

•	recommend investment and derivative guidelines for the cash and currency exposures of the Company and its subsidiaries;

•	review the actual and projected financial situation and capital needs of the Company as needed, regarding:

•	the capital structure of the Company, including the respective level of debt and equity, the sources of financing and equity and the Company’s financial ratios and credit rating policy;

•	the Company’s dividend policy; and

•	the issuance and repurchase of Company stock;

•	review the insurance principles and coverage of the Company and its subsidiaries, as well as financing risks, including those associated with currency and interest rates;

•	oversee the investor relations and stockholder services of the Company;

•	review the financial aspects of any acquisitions submitted to the Board and, as delegated to the Finance Committee by the Board, review and approve any acquisitions covered by such delegation;

•	review the administration of the employee benefit plans of the Company and the performance of fiduciary responsibilities of the administrators of the plans; and

•	function as the Finance Committee for pension and profit-sharing trusts as required by U.S. law.

The Finance Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/finance_committee.aspx.

Science and Technology Committee

The Science and Technology Committee advises the Board and management on matters involving the Company’s research and development programs. The authority and responsibilities of the Science and Technology Committee include the following:

•	review, evaluate and advise the Board and management regarding the long-term strategic goals and objectives and the quality and direction of the Company’s research and development programs;

•	review and advise the Board and management on the Company’s major technology positions and strategies relative to emerging technologies and changing market requirements;

•	monitor and evaluate trends in research and development, and recommend to the Board and management emerging technologies for building the Company’s technological strength;

•	recommend approaches to acquiring and maintaining technology positions;

•	advise the Board and management on the scientific aspects of major acquisitions and business development transactions; and

•	assist the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development.

The Science and Technology Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/tech_committee.aspx.

Communication with the Board

The Board has established a process for all interested parties, including stockholders and other security holders, to send communications, other than sales-related communications, to one or more of its members, including to the independent or non-management directors as a group. Interested parties may contact the Board or any Schlumberger director (including the Chairman of the Board) by writing to them at the following address:

Schlumberger Limited

c/o the Secretary

5599 San Felipe, 17th Floor

Houston, Texas 77056

All such communications will be forwarded to the Board member or members specified.

Director Attendance at Annual General Meeting

The Board’s policy regarding director attendance at the annual general meeting of stockholders is that directors are welcome, but not required, to attend, and that the Company will make all appropriate arrangements for directors who choose to attend. None of the directors attended the annual general meeting of stockholders in 2012, which was held in Curaçao as required by Curaçao law.

Policies and Procedures for Approval of Related Person Transactions

In January 2007, the Board formally adopted a written policy with respect to “related person transactions” to document procedures pursuant to which such transactions are reviewed, approved or ratified. Under SEC rules, “related persons” include any director, executive officer, director nominee, or 5% stockholder of the Company since the beginning of the previous fiscal year, and their immediate family members. The policy applies to any transaction in which:

•	the Company is a participant;

•	any related person has a direct or indirect material interest; and

•	the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K.

The Nominating and Governance Committee, with assistance from the Company’s Secretary and General Counsel, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving Schlumberger or its subsidiaries and related persons. The Nominating and Governance Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

In 2012, there were no related person transactions under the relevant standards.

Corporate Governance Guidelines and Code of Ethics

Copies of Schlumberger’s Corporate Governance Guidelines and Schlumberger’s Code of Ethics are available at the Company’s corporate governance website located at http://www.slb.com/about/guiding_principles.aspx.

ITEM 2. ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, motivate and retain talented executive officers;

•	to motivate progress toward Company-wide financial and personal objectives while balancing rewards for short-term and long-term performance; and

•	to align the interests of our executive officers with those of stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 21 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 39 through 53, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2013 annual general meeting of stockholders:

RESOLVED, that the stockholders of Schlumberger Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2013 annual general meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board of Directors has adopted a policy providing for an annual “say-on-pay” advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2014.

Required Vote

A majority of the votes cast is required to approve this Item 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 2.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes Schlumberger’s compensation policies and practices as they relate to our executive officers identified in the Summary Compensation Table below (the “named executive officers” or the “NEOs”). The purpose of the CD&A is to explain what the elements of compensation are; why our Compensation Committee selects these elements; and how the Compensation Committee determines the relative size of each element of compensation. Included in this CD&A are decisions made in 2012 affecting 2012 base salaries and long-term equity incentives (“LTIs”), as well as annual cash incentive awards earned in 2012 but paid in February 2013.

2012 Executive Summary

2012 Overview

Schlumberger delivered strong results in 2012, with all three of our Product Groups recording double-digit revenue growth amid an uncertain and challenging world macroeconomic environment. Highlights of our performance include:

•	we had record full-year revenue of $42.15 billion in 2012, an increase of 14% over full-year 2011;

•	international revenue grew by $4 billion, or 16%;

•	North America revenue grew by 9% over 2011, a result of strong offshore activity in the Gulf of Mexico amid a challenging land market; and

•

we increased our annual dividend per share by 10% in 2012, from $1.00 per share to $1.10 per share, and returned approximately $2.4 billion to our stockholders in 2012 through dividends and stock repurchases.

Schlumberger management also took several other key operational, strategic and economic measures in 2012 to continue to better position the Company for the long-term. Schlumberger’s executives achieved the following goals, among others, many of which were also aligned with their individual objectives:

•

in November 2012, Schlumberger entered into a key strategic agreement with Cameron International Corporation with respect to the formation of a joint venture to manufacture and develop products, systems and services for the subsea oil and gas market;

•	continuing Schlumberger’s technology leadership by investing approximately $1.2 billion in research and engineering;

•	retaining valuable technical employees; and

•	continuing to implement mechanisms necessary to keep costs in line with activity.

Executive Compensation Program Overview

Schlumberger’s success in delivering strong stockholder returns is a result of attracting, developing and retaining the best talent globally. A competitive compensation package is critical to this objective and to this end, the Compensation Committee generally seeks to compensate our named executive officers between the 50th and 75th percentiles of the Company’s two executive compensation peer groups. This range is only a guide, and the Compensation Committee retains the flexibility to set elements of target compensation at higher percentiles for strong business performance, for retention, for key skills in critical demand, and for positions that are of high internal value. The Committee also may pay above the 75th percentile for performance that significantly exceeds the Company’s and an individual’s goals, or for purposes of retention, motivation or reward. Elements of our executives’ total direct compensation and actual payments may be below median as a result of our pay-for-performance philosophy, as discussed below with respect to the Company’s annual cash incentive.

Our executive compensation program is multi-faceted and is designed to achieve a number of goals, as detailed in this CD&A. The following is a summary of some of our compensation practices and policies that demonstrate important aspects of Schlumberger’s culture and values.

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The primary elements of our compensation program are base salary; annual cash incentive, which is based upon performance against pre-established financial and individual goals; and long-term equity incentives.

•

A significant portion of executive pay is in the form of variable compensation that is at risk, in order to align executive compensation with the Company’s business strategy and create long-term stockholder value.

•	We maintain no employment, severance or change-in-control agreements for our named executive officers.

•

Our executive stock ownership guidelines provide that our CEO must own shares of our common stock equal to at least 6 times his annual base salary; our executive vice presidents, including our CFO, must own at least 3 times their annual base salary; and all other executive officers (non-EVP) must own at least 2 times their annual base salary. In addition, our stock ownership guidelines require each executive to hold 50% of the net shares acquired upon the exercise of stock options until the executive satisfies his or her ownership requirement, and impose a five-year deadline on compliance.

•

Executives are offered very limited perquisites and do not participate in any executive pension or insurance plans other than those providing supplemental benefits (available to all eligible employees) to cover income that exceeds regulatory limits.

•	We have a compensation recovery, or “clawback,” policy that allows our Board to recoup performance-based cash awards in the event of specified restatements of financial results.

•

Our directors and executive officers are prohibited from hedging their ownership of Schlumberger stock, including trading in options, puts, calls, or other derivative instruments related to our securities. Furthermore, our directors and executive officers are prohibited from pledging, or using as collateral, their Schlumberger stock in order to secure personal loans or other obligations, which includes holding shares of our common stock in a margin account. As of the date of this proxy statement, none of the shares owned by our directors or executive officers are subject to any pledge.

•	Commencing in 2013, we will be granting performance stock units to certain of our executive officers, including our named executive officers.

Overview of Compensation Decisions for 2012

The main elements and goals of Schlumberger’s executive compensation program did not change from fiscal year 2011. The Compensation Committee continued to focus on achieving the right mix and level of compensation to retain and motivate our top executives through a year that was marked by uncertain business conditions.

The following are some actions taken by the Compensation Committee in 2012:

•	In January 2012, the Compensation Committee, following a compensation review, determined not to increase the base salary of any named executive officer.

•	Payout of the financial incentive in February 2013 for performance in 2012 was 85% of target, well below the maximum 300% potential payout.

•	The Compensation Committee approved grants of stock options to the NEOs in January 2012 generally at levels between the 50th and 75th percentiles of the Company’s two peer groups.

Executive Compensation Philosophy

In keeping with the Company’s pay-for-performance culture, Schlumberger’s long-standing compensation philosophy is to pay senior executives and professional-level employees for performance that is evaluated against personal and Company financial goals that are established at the beginning of the calendar year and reviewed at the end of the year against actual performance. Schlumberger’s compensation program is driven by the need to recruit, develop, motivate and retain top talent both in the short-term and long-term by establishing compensation at levels that are competitive and to promote the Company’s values of people, technology and profitability. Promotion from within the Company is a key principle at Schlumberger, and all executive officers, including the named executive officers, have reached their current positions through career development with the Company. Schlumberger sees diversity of its work force as both a very important part of its cultural philosophy and a business imperative, as it enables the Company to serve clients anywhere in the world. Schlumberger believes its use of a consistent approach to compensation at all levels is a strong factor in achieving a diverse workforce comprising top global talent. While the amount of compensation may be different, the components of a professional-level employee’s compensation package are the same and are applied using broadly the same methodology. Exceptions to this principle are generally due to local (i.e., country-specific) requirements.

Schlumberger’s compensation program is designed so that the higher an executive’s position in the Company, the larger the proportion of compensation that is contingent on positive stock price performance, the Company’s financial performance and/or individual performance, described as “at-risk” compensation. The Company believes that having a significant portion of executive compensation at-risk more closely aligns the interests of its executives with the long-term interests of Schlumberger and its stockholders. Accordingly, our named executive officers receive a greater percentage of their compensation through at-risk pay tied to Company performance than our other executives.

Schlumberger’s executive compensation program consists of three primary elements, comprising the executives’ total direct compensation:

•	base salary;

•	annual cash incentives based upon Company and individual performance; and

•	long-term equity incentives.

These elements allow the Company to remain competitive and retain and motivate top executive talent with current and potential future financial rewards. At the same time, this relatively simple compensation program is applied and communicated consistently to our exempt employees of more than 140 nationalities working in approximately 80 countries globally.

Framework for Setting Executive Compensation in 2012

Executive Compensation Goals

In establishing executive compensation, Schlumberger believes that:

•	compensation and benefits should be competitive with peer companies that compete with the Company for business opportunities and/or executive talent;

•	annual cash incentive awards should reflect progress toward Company-wide financial and personal objectives;

•	stock option awards should encourage the creation of long-term stockholder value; and

•	the Company’s policies should encourage executives to hold stock through stock option awards and stock ownership guidelines that align their interests with those of our other stockholders.

Management of Executive Compensation

The Compensation Committee of Schlumberger’s Board of Directors reviews and recommends executive officer compensation. The specific duties and responsibilities of the Compensation Committee are described in the section of this proxy statement entitled “Corporate Governance—Board Committees—Compensation Committee” above.

Role of Compensation Consultant

The Compensation Committee has engaged the independent executive compensation consulting firm of Pay Governance with respect to executive compensation matters. For more information on this engagement, see “Corporate Governance—Board Committees—Compensation Committee” above.

Relative Size of Direct Compensation Elements

The Compensation Committee reviews the elements of direct compensation for the NEOs throughout the year, to evaluate whether each element of direct compensation remains at levels that are competitive with companies in Schlumberger’s two peer groups described below. The Compensation Committee relies on its own judgment in making these compensation decisions after its review of external market practices of companies comprising the two peer groups, including the size and mix of direct compensation for executives in those companies. The Committee seeks to achieve an appropriate balance between annual cash rewards that encourage achievement of annual financial and non-financial objectives, and long-term equity incentive awards that encourage positive long-term stock price performance, with a greater emphasis on long-term equity incentives for more senior executives. However, the Compensation Committee does not aim to achieve a specific target of cash versus equity-based compensation.

While the external market data provide important guidance in making decisions on executive compensation, the Compensation Committee does not set compensation based on market data alone. When determining the size and mix of each element of an NEO’s total direct compensation, the Compensation Committee also considers the following factors:

•	the size and complexity of the executive’s scope of responsibilities;

•	leadership; management and technical expertise; performance history; growth potential and position in reporting structure;

•	overall Company and individual performance;

•	retention needs;

•	the recommendations of the CEO (except for his own compensation); and

•	internal pay equity.

The charts below show the average percentage of 2012 base salary, target cash incentive and 2012 LTI compensation established by the Compensation Committee in January 2012 for the NEOs, in comparison to the two external peer groups, based on findings from Pay Governance, and demonstrate that Schlumberger’s pay mix is close to that of both peer groups. This data is based on target opportunity levels and will differ from the total compensation figures shown in the Summary Compensation Table.

The Compensation Committee may at its discretion modify the mix of base pay, annual cash incentive and LTIs, or otherwise adjust an NEO’s total compensation to best fit his or her specific circumstances. For example, the Committee may award more cash and not award a stock option grant to an executive officer who is approaching retirement. This provides more flexibility to the Committee to compensate executive officers appropriately as they near retirement, when they may only be able to partially fulfill the five-year vesting required for stock options. The Committee may also increase the size of stock option grants to an executive officer if the total number of career stock options granted does not adequately reflect the executive’s current position and level of responsibility within the Company, after a review of external market practice and the other factors described immediately above.

Pay-for-Performance Relative to Oil Industry Peer Group

As part of the Compensation Committee’s review of our executive compensation program, the Committee directed Pay Governance to prepare a comparative pay-for-performance assessment in July 2012 against companies in the oil industry peer group, on a year-over-year (2011) basis. The assessment compared the actual annual cash incentive paid for 2011 to named executive officers of these companies as a percentage of their target annual cash incentive, against the actual annual cash incentive paid for Schlumberger’s NEOs, as a percentage of their target. These results were then compared with net income growth, revenue growth, diluted earnings per share (EPS) growth and total shareholder return (TSR), for Schlumberger and such other companies, over full-year 2011. In its analysis, the Compensation Committee reviewed the 2011 actual cash incentive of Schlumberger’s CEO against other CEOs in the oil industry peer group. It then separately reviewed Schlumberger’s other executive officers against other executive officers in the oil industry peer group.

Pay Governance’s analysis demonstrated that Schlumberger’s 2011 EPS growth and TSR both were at approximately the 25th percentile of the oil industry peer group and that its net income growth was slightly above the 40th percentile. Revenue growth year-over-year was at the 97th percentile of the oil industry peer group, largely due to acquisitions by the Company in 2010. The analysis also demonstrated that the actual cash incentive paid to our CEO for 2011 performance was at the 19th percentile of the oil industry peer group. The payout represented 109% of our CEO’s target cash bonus opportunity, which was at the 28th percentile of the oil industry peer group. The actual cash incentive paid to our other NEOs for 2011 performance was slightly above the median of the oil industry peer group. However, these payouts, which were between 104% and 111% of our other NEOs’ target cash bonus opportunities, were generally in the lower one-third of the oil industry peer group. The average cash incentive payout for all NEOs as a group (including the CEO) was at the 28th percentile of the oil industry peer group, which was very closely aligned with Schlumberger’s one-year TSR and EPS growth, being at approximately the 25th percentile. Over three years (annualized), Schlumberger’s relative performance was also generally consistent with its one-year results for net income and revenue growth, while relative EPS improved from the bottom quartile of the oil industry peer group during the one-year period to the third quartile of the oil industry peer group over the three-year (annualized) period, and TSR was dramatically higher over the three-year (annualized) period (75th percentile of the oil industry peer group) than over the one-year period (25th percentile of the oil industry peer group). Based on all of the foregoing, the Compensation Committee concluded that Schlumberger’s cash incentive compensation practices were appropriately aligned with the Company’s performance, including its relative EPS growth and TSR performance.

Pay Mix and Internal Pay Equity Review

In January 2012, the Compensation Committee carried out an analysis of pay mix and internal pay equity. In carrying out its analysis, the Committee considered the relative size of direct compensation elements of companies in Schlumberger’s two peer groups, as well as internal factors. Regarding pay mix, the Committee reviewed the elements of compensation for the Company’s executive officers, including the NEOs, in relation to each other and in comparison with the average pay mix of the Company’s executive officers. Based on its review, the Committee concluded that the mix of base salary, incentive cash bonus and LTI was appropriate for each of Schlumberger’s executive officers, including the NEOs.

The Compensation Committee also reviewed internal pay equity in October 2012. The Committee reviewed the CEO position in relation to the other executive officer positions, and the executive officer positions both in relation to one another and in comparison with the average of the other executive officer positions. The Committee noted that the ratio of total direct compensation between the CEO and the second-highest paid executive officer (Mr. Ayat) was similar to the year prior to the CEO transition. The Committee also noted that the levels of total direct compensation for the second- to the fifth-highest paid officers were very closely clustered together. As a result of the foregoing, the Committee concluded that internal pay equity was appropriate.

Peer Group Companies and Benchmarking

The Compensation Committee refers to formal executive compensation surveys prepared by Pay Governance when it reviews and determines executive compensation. To prepare for its executive compensation analysis, the Company’s executive compensation department works with Pay Governance to match Company positions and responsibilities against survey positions and responsibilities and to compile the annual compensation data for each executive officer.

The surveys indicate the compensation levels and practices of our two groups of peer companies:

•	the oil industry peer group, which includes companies in the oil services, exploration and production, refining and pipeline industries, and

•	the general industry peer group, which includes large companies with significant international operations.

The Compensation Committee’s selection criteria for companies comprising the two peer groups include:

•	competition for executive talent;

•	revenue and market capitalization;

•	global presence and scope of international operations; and

•	companies viewed as leaders in their industry.

The Committee, with the assistance of Pay Governance, twice annually reviews specific criteria and recommendations regarding companies to add to or remove from the two comparator groups. The Compensation Committee modifies the peer group criteria as appropriate while seeking to ensure a satisfactory degree of stability, to provide a consistent basis for comparison. Challenges facing the Company in determining the companies appropriate for inclusion in each peer group included the Company’s acquisitions in 2010 of Smith International, Inc. and Geoservices and its significant growth over that period; the Company’s relatively high market capitalization and revenue (rendering it difficult to position the Company in the median of each peer group with respect to both attributes); and the difficulties of obtaining sufficient compensation data for all benchmarked positions.

Oil Industry Peer Group

The oil industry peer group comprises companies in the oilfield services, exploration and production, refining and pipeline industries. Because of Schlumberger’s international operations, the Compensation Committee approved the inclusion of non-U.S. energy and energy-related companies that also met the criteria set forth above.

The Compensation Committee included oil exploration and production (“E&P”) companies in this peer group after consideration of a number of factors. First, because Schlumberger is significantly larger than all of its direct competitors in the oilfield services industry in terms of revenue and market capitalization, the Compensation Committee believed that the addition of E&P companies provides a more appropriate and complete comparator group. In addition, the Committee believed that the inclusion of E&P companies was appropriate because market consolidation had reduced the number of direct competitors in the oilfield services industry, increasing the prominence of E&P companies as competitors for talent.

In April 2011, the Compensation Committee approved the following changes in the oil industry peer group, effective for 2012 compensation decisions:

•

Recognizing that Schlumberger was in the 62nd percentile in terms of revenue and in the 79th percentile in terms of market capitalization, the Compensation Committee attempted to position Schlumberger closer to the median in the oil industry peer group in terms of revenue and market capitalization. To that end, the Compensation Committee approved the elimination from the oil industry peer group of several smaller companies and companies whose primary or singular focus is contract drilling (Canadian Natural Resources, Nabors Industries, Noble and Parker Drilling).

•

In August 2010, we acquired Smith and in April 2010 Baker Hughes Incorporated acquired BJ Services Company. Both Smith and BJ Services were part of our oil industry peer group and were removed as a result of the acquisitions. In balancing the attributes sought for the oil industry peer group, the Compensation Committee added National Oilwell Varco.

•	As a result of the foregoing:

•	Schlumberger was closer to the median—in the 53rd percentile—in terms of revenue, and in the 74th percentile in terms of market capitalization, and

•	the number of companies in the oil industry peer group decreased from 27 to 23.

The following companies comprised the oil industry peer group for 2012 compensation decisions:

Oil Industry Peer Group

Oil services, E&P, refining and pipeline companies

• Anadarko Petroleum	• Baker Hughes	• BG Group	• BHP Billiton	• BP plc
• Cameron International	• Chevron	• CITGO	• ConocoPhillips	• Eni SpA
• Exxon Mobil	• Halliburton	• Hess	• Marathon Oil	• Murphy Oil
• National Oilwell Varco	• Occidental Petroleum	• Royal Dutch Shell	• Sunoco	• TOTAL
• Transocean	• Valero	• Weatherford

General Industry Peer Group

The general industry peer group provides data from large companies with significant international operations, and supplements the compensation data from the oil industry peer group, whose companies are closer to Schlumberger in industry type but have widely varying revenue sizes. The general industry peer group excludes companies that do not have a significant international scope, as well as those in industries that are least comparable to Schlumberger’s industry, such as the retail industry. Like the first comparator group, this second group also includes non-US companies. The Compensation Committee also considers data from the second peer group as it deems necessary or advisable to the extent that data from the first peer group may not exist, or may be insufficient, for some executive officer positions. The second group is also particularly relevant for non-operations positions, where the skills and experience may be easily transferable to other industries outside the oil and gas industry.

In April 2011, the Compensation Committee approved the following changes in the general industry peer group, effective for 2012 compensation decisions:

•

following review of how Schlumberger compared to peers in terms of size as a result of acquisitions by the Company in 2010 and relative changes in market capitalization, the Compensation Committee approved an increase in the revenue range for the general industry peer group, from a range of $25 billion to $50 billion to a range of $25 billion to $80 billion; and

•	as a result of the foregoing change, the number of constituent companies increased to 44, with newly-added companies denoted in the table below.

When approving the April 2011 increase in the general industry revenue range, the Compensation Committee considered that, with the then-current revenue range of $25 billion to $50 billion approved in September 2010, the Company would have been in the 45th percentile based on projected 2011 full-year revenue and above the 90th percentile based on projected 2011 market capitalization. In approving the increase in the general industry revenue range, the Committee also noted that keeping the bottom band of the revenue range at $25 billion, while increasing the top band of the revenue range to $80 billion, would place Schlumberger near the 40th percentile in terms of projected 2011 revenue, and at the 87th percentile in terms of projected 2011 market capitalization.

In connection with the changes described above, the Compensation Committee selected the following companies for the general industry peer group, effective for 2012:

General Industry Peer Group

Revenue of $25B to $80B with technical and global focus

• Abbott Laboratories	• AEGON N.V.*	• Allstate*	• Alstom SA*	• Amazon.com

• American Express*	• Archer Daniels Midland*	• AstraZeneca PLC	• Bayer AG	• Best Buy

• Boeing*	• Bunge Limited	• Caterpillar Inc.	• Cisco Systems	• Coca Cola

• Dell Inc.*	• Delta Air Lines	• Dow Chemical	• E.I. Dupont de Nemours	• Express Scripts

• FedEx	• General Dynamics	• GlaxoSmithKline	• Honeywell	• Humana Inc.*

• Intel	• Johnson Controls	• Johnson & Johnson*	• Kraft Foods*	• Merck & Co.

• Microsoft*	• Munich Re*	• Nokia*	• Novartis AG	• PepsiCo, Inc.

• Pfizer	• Procter & Gamble*	• Raytheon	• Rio Tinto plc	• Sanofi

• Sprint Nextel	• UPS	• United Technologies*	• Walt Disney

* Denotes a company that was added to the group for 2012.

Elements of Compensation

Base Salary

Base salary is the fixed portion of an executive’s annual cash compensation, which provides some stability of income since the other compensation elements are variable and not guaranteed. On appointment to an executive officer position, base salary is set at a level that is competitive with base salaries in the two peer groups and takes into account other factors described below. Generally, the Compensation Committee targets base salaries for executive officers to be between the 50th and the 75th percentile of both peer groups.

Base salaries for each executive officer position are compared annually with similar positions in both peer groups. Base salary changes for executive officers, except the CEO, are recommended by the CEO and subject to approval by the Compensation Committee, taking into account:

•	comparable salaries in the two peer groups;

•	comparison to internal peer positions;

•	the Company’s performance during the year relative to the previous year and to its market peers;

•	individual business experience and potential; and

•	overall individual performance.

The base salary of the CEO is reviewed by the Compensation Committee in executive session and recommended by the Compensation Committee to the independent members of the Board of Directors for approval, based on the same criteria as above. In addition to periodic reviews based on the factors described above, the Compensation Committee may adjust an executive officer’s base salary during the year if the executive officer is promoted or if there is a significant change in his or her responsibilities. In this situation, the CEO (in the case of executive officers other than himself) and the Compensation Committee carefully consider these new responsibilities, external pay practices, retention considerations and internal pay equity, as well as past performance and experience. Base salary may also be reduced, such as when an executive officer moves to a position of lesser responsibility in the Company. Alternatively, base salary can be frozen for a number of years until it falls in line with comparable positions in the two peer groups.

Base Salary Decisions in 2012

The Compensation Committee carried out a review of the compensation of each of the executive officers in January 2012. Upon review of comparative market data for both peer groups, and taking into consideration that base salary decisions for 2011 generally positioned our NEOs at or slightly above the 75th percentile of both peer groups, the Committee determined not to increase the base salary of any NEO for 2012.

Annual Cash Incentive

The Company pays annual performance-based cash incentives to its executives to foster a results-driven, pay for performance culture and to align their interests with those of Schlumberger’s stockholders. The Compensation Committee selects performance-based measures that it believes will strike the balance between motivating an executive to increase operating results in the near-term and driving profitable long-term Company growth and value for stockholders. Incentive cash payments are made each February according to the achievement of both personal and financial (Company) objectives during the previous fiscal year.

The target annual cash incentive ranges from 0% to 150% of base salary for the CEO and from 0% to 100% of base salary for the other NEOs, depending on the position. Half of Schlumberger’s potential cash incentive range is based on the satisfactory completion of personal objectives established at the beginning of the year, while the other half of the potential range is based on the achievement of a pre-established Company financial goal, which is described in the section below entitled “Annual Cash Incentive Decisions for 2012.” The financial half of the incentive cash payment for NEOs has an incremental financial element, which means that the maximum incentive opportunity can in some years be up to 300% of target with respect to the financial part based on achievement of superior financial results. This enhanced incentive applies to the CEO and our other executive officers. The personal half has no positive incremental element, meaning the maximum payout with respect to this half of the target annual cash incentive is 100% of target.

The Compensation Committee reviews and recommends to the full Board the financial objectives for both the CEO and the other executive officers. The Committee approves the personal objectives for the CEO and assesses his performance against those objectives in determining the annual cash incentive award, subject to final approval by the Board. The CEO approves the personal objectives for the other executive officers, including the other NEOs, and assesses each such officer’s performance against their pre-determined objectives.

Annual Cash Incentive Decisions for 2012

Annual Cash Incentive Ranges

There were no changes in the cash incentive ranges for any of the NEOs in 2012.

Financial Objective

As in previous years, the financial half of the annual cash incentive for all executive officers in 2012 was based on diluted earnings per share from continuing operations (“EPS”).

The Compensation Committee selected EPS as the most appropriate measure upon which to base the financial portion of the annual cash incentive because it is the primary basis on which we set our performance expectations for the year; we believe that consistent EPS growth leads to long-term stockholder value; and EPS is the metric most widely used by investors and analysts to evaluate the performance of Schlumberger. When considering the Company’s operating results, the Compensation Committee has the discretion to decide whether to take into account the effect on EPS of unusual or infrequent charges or gains, depending on the nature of the item. The Compensation Committee exercises its discretion when it believes that executives and other employees would be unfairly harmed by, or would unfairly benefit from, these items.

The process used to set these annual EPS targets starts with a review of plans and projections following bottom-up planning from the field, which considers factors such as:

•	activity growth potential;

•	pricing;

•	anticipated exploration and production (E&P) spending; and

•	introduction of new technology.

In January 2012, the Compensation Committee decided that the maximum incentive opportunity for the financial-based portion of the annual cash incentive would be 300% as in some previous years. The Committee also believed it was important to set EPS targets which, while very difficult to achieve in an uncertain global economy, were realistic.

The performance targets and corresponding payouts for the financial half of the 2012 annual cash incentive were as follows:

•

an EPS result of at least $4.00 was needed to trigger a payment of 50% of the financial half of the incentive payment, below which no financial incentive would be paid. The EPS threshold of $4.00 represented a 14% increase against EPS of $3.51 actually earned for 2011;

•	an EPS result of at least $4.60 was needed to trigger a payment of 100% of the financial half of the incentive payment, which represented a 31% increase against EPS actually earned in 2011;

•	an EPS result of at least $5.00 was needed to achieve 200% of the financial half of the incentive payment, which represented a 43% increase against EPS actually earned for 2011; and

•	an EPS result of at least $5.40 was needed to achieve 300% of the financial half of the incentive payment, which represented a 54% increase against EPS actually earned for 2011.

If the EPS result achieved was between two targets, then the financial incentive payment would be prorated. As in prior years, no cash incentive would be paid if the minimum 2012 EPS target was not met. The EPS targets above included the projected full-year results from Schlumberger’s Distribution businesses, which Schlumberger divested in the second and third quarters of 2012. As these divested businesses comprised Schlumberger’s entire previously-reported Distribution segment, the results of this segment were classified in 2012 as discontinued operations in Schlumberger’s consolidated statement of income. The EPS targets above contemplated an earnings per share contribution from these divested businesses of $0.06. Therefore, the Compensation Committee decided that for purposes of calculating the financial half of the cash incentive payment, it would reduce each of the EPS targets above by $0.06.

Schlumberger’s 2012 EPS was $4.06, which included charges of $0.11 related to the continued integration of Smith and certain workforce reductions. The Compensation Committee decided that for purposes of calculating the financial half of the cash incentive payment, it would exclude these charges as they either resulted from actions that were in the Schlumberger’s best interest or did not relate to Schlumberger’s ongoing operations. Schlumberger’s 2012 EPS, excluding these charges, was $4.17, representing a preliminary payout of almost 70% of the financial half of the annual cash incentive. The Compensation Committee, however, further considered that Schlumberger’s 2012 EPS, excluding charges and credits, showed superior relative growth year-over-year as compared to the projected relative growth of 2012 earnings per share, excluding charges and credits, of both of the Company’s top two competitors, based on their actual results for the first nine months of 2012 and consensus estimates for their fourth quarter earnings. Additionally, consideration was given to the well-executed divestitures of the businesses comprising the Distribution segment, and the fact that senior management was able to generate cash proceeds in excess of $1 billion from the sales of these businesses. As a result of the foregoing considerations, the Compensation Committee approved a payout of 85% of the financial half of the annual cash incentive.

Individual Objectives

The second half of the annual cash incentive is related to personal objectives that are specific to each executive officer position and may relate to:

•	technology or geographical profitability or revenue growth;

•	market penetration;

•	acquisitions or divestitures; and

•	non-financial goals that are important to the Company’s success, including:

•	people-related objectives such as retention and diversity;

•	ethics and compliance;

•	safety objectives;

•	new technology introduction; and

•	any other business priority.

The award for the personal half of the cash incentive was based on the specific results each named executive officer achieved, as approved by the Compensation Committee. Personal objectives are set at the start of the fiscal year. At the end of the fiscal year, the CEO uses his judgment to evaluate the performance of the other NEOs against their personal objectives, taking into account performance for the just-completed fiscal year versus predefined commitments for the fiscal year; unforeseen financial, operational and strategic issues of the Company; and any other information deemed relevant by the CEO. The Compensation Committee evaluates the performance of the CEO in a similar way, subject to approval by the full Board.

Mr. Kibsgaard had objectives relating to customer engagement, which he achieved.

Messrs. Kibsgaard and Belani had objectives relating to research and product development, which they each mainly achieved.

Messrs. Pai and Belani had objectives relating to the improvement of the Company’s code of ethics, which they each mainly achieved.

Messrs. Kibsgaard, Pai, Oestdahl and Belani had objectives relating to health, safety and the environment (HSE) and Quality, which they each mainly achieved.

Messrs. Kibsgaard and Pai had objectives relating to people, including diversity and talent management, which they each achieved.

Messrs. Pai, Oestdahl, Belani and Ayat had objectives relating to infrastructure and logistics, which they each mainly achieved.

Messrs. Oestdahl, Belani and Ayat had objectives relating to information technology, which they each achieved.

Messrs. Kibsgaard, Oestdahl, Belani and Ayat had objectives on the expansion of the subsea business, which they each achieved.

Messrs. Ayat, Pai and Oestdahl had objectives on cost management and efficiency, which they each mainly achieved.

2012 Annual Cash Incentive as a Percentage of Base Salary

Name	Total Incentive Range Eligibility (%)	Financial Half Range Eligibility (%)	Financial Half Incentive Achieved (%)	Personal Half Range Eligibility (%)	Personal Half Incentive Achieved (%)	Total 2012 Incentive Paid as a % of Base Salary(1)
P. Kibsgaard	0-150	75	63.75	75	71.25	135.00

S. Ayat	0-100	50	42.50	50	45.50	88.00

S. Pai	0-100	50	42.50	50	42.50	85.00

K.-E. Oestdahl	0-100	50	42.50	50	44.50	87.00

A. Belani	0-100	50	42.50	50	43.00	85.50

(1)	Equals the sum of both the financial half and the personal half of the annual cash incentive achieved, expressed as a percentage of base salary.

Long-Term Equity Compensation—Stock Options

Stock options are designed to give named executive officers and other high-value employees a longer-term stake in the Company, provide incentives for future performance, act as a long-term retention tool and align employee and stockholder interests over the longer term. Schlumberger for 2012 continued its use of stock options as its primary long-term incentive for executive officers as it believes that they best align employee incentives with stockholder interests. Since a financial gain from stock options is possible only after the price of the Company’s common stock has increased, the Company believes that grants of stock options motivate executives and other employees toward behavior that benefits all stockholders.

The Compensation Committee grants stock options to reward past performance but also to retain executive officers and to provide incentives for future exceptional performance. The value of a stock option grant increases with the level of position, and for the CEO and other named executive officers is typically the largest element of the total compensation package. In determining the value of grants of stock options to be made to executive officers, the Compensation Committee (in the case of the CEO’s grant) and the CEO (in the case of recommendations for grants for the other NEOs), consider numerous factors, including:

•	the Company’s financial and operating performance during the relevant period;

•	review of total direct compensation for comparable positions in the comparator groups;

•	the size and mix of the compensation elements for an executive officer;

•	retention;

•	achievement of non-financial goals;

•	the executive officer’s contribution to the Company’s success;

•	the level of competition for executives with comparable skills and experience;

•	the total value and number of stock options granted to an executive over the course of his or her career, together with the retentive effect of additional stock option grants; and

•	a review of the internal equity of peer position career grants.

Once the dollar value of the stock option grant for a named executive officer has been determined based on the above factors, it is converted into a number of stock options on an estimated fair value basis on the date of the Compensation Committee meeting using the Black-Scholes formula.

The tables below detail the approximate grant date fair value and number of stock options granted in 2012 to the named executive officers. The approximate grant date fair value of each grant was used by the Compensation Committee to determine the number of options granted. The actual grant date fair value of each grant, computed in accordance with applicable accounting standards, is disclosed in the Grants of Plan-Based Awards For Fiscal Year 2012 table below.

The values given to equity compensation awards by the Compensation Committee are approximate grant date accounting values only, and the actual value that may be realized by an NEO depends on the NEO’s continued service and Schlumberger’s future stock price performance.

Stock Option Grants in 2012

January 2012 Stock Option Grants.

Name	Approximate Fair Value of Grant	Number of Options Granted
P. Kibsgaard	$11,000,000	429,000
S. Ayat	$3,500,000	137,000
S. Pai	$3,500,000	137,000
K.-E. Oestdahl	$3,500,000	137,000
A. Belani	$3,250,000	127,000

The Compensation Committee in January 2012 approved these awards based on review of comparative peer groups data presented to the Committee. The Compensation Committee’s decisions also took into account internal pay equity among the NEOs.

•

to Mr. Kibsgaard, $11,000,000 in stock options, which was at the 75th percentile of the oil industry peer group and between the 50th and 75th percentiles of the general industry peer group. This stock option grant was recommended by the Compensation Committee and approved by the Board;

•	to Mr. Ayat, $3,500,000 in stock options, which was near the 75th percentile of both the oil industry peer group and the general industry peer group;

•	to Mr. Pai, $3,500,000 in stock options, which was between the 50th and 75th percentiles of the oil industry peer group and near the 75th percentile of the general industry peer group;

•	to Mr. Oestdahl, $3,500,000 in stock options, which was between the 50th and 75th percentiles of the oil industry peer group and near the 75th percentile of the general industry peer group; and

•	to Mr. Belani, $3,250,000 in stock options, which was above the 75th percentile of the general industry peer group (there being insufficient data for comparison with the oil industry peer group).

There were no other awards of stock options to the NEOs in 2012.

Stock Option Granting Process

The Compensation Committee is responsible for granting options under Schlumberger’s stock option and incentive plans. The Committee approves a preliminary budget for stock option grants for the following year at each October Compensation Committee meeting. Management determines the allocation for groups within the Company and individual recommendations are made by the heads of the Groups and approved by the CEO. The Compensation Committee approves and grants all stock option awards, including executive officer awards, which are recommended by the CEO, except for his own. Awards for executive officers other than the CEO are granted by the Compensation Committee and discussed with the Board of Directors. Awards for the CEO are granted by the Committee following approval by the full Board.

The regular Board of Directors and Compensation Committee meeting schedule is set at least a year in advance with Board meetings held quarterly, generally on the third or fourth Thursday of January, April, July and

October, and the committee meetings held the day before each Board meeting. The timing of these committee meetings is not determined by any of the Company’s executive officers and is usually two days in advance of the Company’s announcement of earnings. The Compensation Committee sets the grant date as the day of the Board meeting. The Company does not time the release of material non-public information for the purpose of affecting the values of executive compensation. At the time stock option grant decisions are made, the Compensation Committee is aware of the earnings results and takes them into account, but it does not adjust the size of grants to reflect possible market reaction. Generally, annual stock option grants are made at the January meeting of the Compensation Committee, although specific grants may be made at other regular meetings to recognize the promotion of an employee, a change in responsibility or a specific achievement.

The exercise price for all stock options granted to executive officers and other employees is the average of the high and low trading price of the Schlumberger common stock on the NYSE on the date of grant, which has been Schlumberger’s practice for many years.

Stock options generally have five-year ratable vesting, except for those granted to employees in France, which have four-year cliff vesting (meaning that all options vest at a single point in time). The Board and the Compensation Committee have the discretion to grant stock options with different vesting schedules as they deem necessary.

Important Factors in Understanding Schlumberger’s Use of Stock Options

The Company’s stock option plans do not permit the following:

•	granting of stock options at a price below the fair market value on the grant date;

•	re-pricing, or reducing the exercise price of a stock option;

•	substituting a new option grant with an exercise price lower than the exercise price of an outstanding option grant; or

•	granting options with a “reload” feature.

Executive Stock Ownership Guidelines

The Compensation Committee and management believe strongly in linking executive long-term rewards to stockholder value. In the second half of 2011, the Company reviewed its executive stock ownership guidelines in light of current practice and to further strengthen corporate governance. As a result, the Board of Directors, upon recommendation of the Nominating and Governance Committee and the Compensation Committee, adopted revised executive stock ownership guidelines applicable to executive officers and other key position holders.

As a result of the 2011 review, senior executives are required to hold the numbers of shares equal to the multiple of base salary set forth below.

Title	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Executive Vice Presidents	3x base salary
Executive Officers (non-EVP)	2x base salary
Key Staff Positions	1x base salary

All executives subject to the revised guidelines must retain 50% of net shares acquired upon the exercise of stock options, after payment of applicable taxes, until they achieve the required ownership level. The guidelines provide that executives have five years to comply with the ownership requirements. After the five-year period, executives who have not met their minimum stock ownership requirement must retain 100% of the net shares acquired upon stock option exercises and any RSU vesting until they achieve their required ownership level.

Prohibition on Speculation in Schlumberger Stock

Schlumberger’s insider trading policy prohibits executives from speculating in the Company’s stock, which includes, but is not limited to, short selling; buying or selling publicly-traded options, including writing covered calls; pledging; and hedging or any other type of derivative arrangement that has a similar economic effect.

Benefits

Retirement Benefits

In line with Schlumberger’s aim to encourage long-term careers with the Company and to promote retention, retirement plans are provided, where possible, for all employees, including named executive officers, according to local market practice. Schlumberger considers longer-term benefit plans to be an important element of the total compensation package. The pension plans provide for lifetime benefits upon retirement after a specified number of years of service and take into account local practice with respect to retirement ages. They are designed to complement but not be a substitute for local government plans, which may vary considerably in terms of the replacement income they provide, and other Company sponsored savings plans. Employees may participate in multiple retirement plans in the course of their career with the Company or its subsidiaries, in which case they become entitled to a benefit from each plan based upon the benefits earned during the years of service related to each plan. The qualified plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and/or regulatory requirements.

Some of the Schlumberger U.S. retirement plans are non-qualified plans that provide an eligible employee with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to limits on annual compensation that can be taken into account or annual benefits that can be provided under qualified plans.

Officers and other employees in the United States whose compensation exceeds the qualified plan limits are eligible to participate in non-qualified excess benefit programs for 401(k), profit-sharing and pension, whereby they receive correspondingly higher benefits. Employees and executive officers assigned outside the United States are entitled to participate in the applicable plans of the country where they are assigned, including supplemental plans where available.

Retirement Practices

The Company has a practice of phased retirement which, at the discretion of the Company, may be offered to executive officers (other than the CEO) who are approaching retirement. This practice involves a transition into retirement whereby the individual ceases being an executive officer and relinquishes primary responsibilities. He or she remains an employee and generally receives lesser salary over time for reduced responsibilities and reduced working time. The arrangements are typically in place for an average of two to three years, as agreed at the start of the term. The purpose is to allow the outgoing executive officer to support the incoming executive officer for a period of time to provide for a smooth succession and to provide resources to the Company in particular areas of expertise. In these circumstances, the Company maintains pension contributions and other benefits such as medical and insurance, and the executive officer continues to vest in previously granted stock options. The executive officer, however, is no longer eligible for additional stock options or, once his or her work time is reduced, for an annual cash incentive.

Other Benefits

Schlumberger seeks to provide benefit plans, such as medical coverage and life and disability insurance, on a country-by-country basis in line with market conditions. Where the local practice is considered to be less than the Schlumberger minimum standard, the Company generally offers this Schlumberger standard. Executive officers are eligible for the same benefit plans provided to other employees, including medical coverage and life and disability insurance as well as supplemental plans chosen and paid for by employees who wish additional coverage. There are no special insurance plans for executive officers.

Perquisites

Schlumberger provides only minimum perquisites to its executive officers, which (as to the named executive officers) have been identified in the narrative notes to the Summary Compensation Table. The same perquisites are generally available to all professional-level employees. For example, relocation assistance is provided to employees based on a Company-wide basis.

No Employment Agreements

Schlumberger does not have employment, severance or change-in-control agreements for any of its executive officers, except for those in connection with phased retirement as described above. The Company’s executive officers serve at the will of the Board of Directors, which enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time.

Recoupment of Performance-Based Cash Awards

On the recommendation of the Compensation Committee in July 2006, the Board of Directors adopted a policy on recouping performance-based cash awards in the event of specified restatements of financial results. Under the policy, if financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based cash awards paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, require recoupment of any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

2012 “Say-on-Pay” Advisory Vote to Approve Executive Compensation

Schlumberger provided stockholders a “say-on-pay” advisory vote to approve its executive compensation in April 2012 under recently adopted rules. At Schlumberger’s 2012 annual general meeting of stockholders, stockholders expressed substantial support for the compensation of its NEOs, with approximately 98% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2012 annual advisory “say-on-pay” vote at its April meeting. The Compensation Committee also considers numerous other factors in evaluating Schlumberger’s executive compensation program as discussed in this CD&A. While each of these factors informed the Committee’s decisions regarding the NEOs’ compensation, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

Impact of Accounting and Tax Treatment

Accounting Treatment

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model in accordance with applicable accounting standards. Once the fair value of each award is determined, it is expensed in the Company’s income statement ratably over the vesting period.

Tax Treatment

Schlumberger grants both incentive stock options and non-qualified stock options according to U.S. tax regulations. The Company has a qualified French sub plan for stock options, restricted stock and restricted stock units to comply with French regulatory requirements. Stock options granted under the French sub plan have four-year cliff vesting rather than the usual five-year ratable vesting, and restricted stock and restricted stock units granted under the French sub plan have two-year cliff vesting and a two-year holding period rather than the usual three-year cliff vesting schedule.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1,000,000 per individual covered employee. The Company’s stock option plans are intended to provide qualified performance-based compensation for purposes of Section 162(m) and are not expected to be subject to the $1 million limitation. The Compensation Committee believes that the lost deduction on cash compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to adjust incentives as determined appropriate under a plan that is not subject to the conditions of Section 162(m). Section 409A of the Internal Revenue Code requires that “deferred compensation” either comply with certain deferral election and payment rules or be subject to a 20% additional tax. The Company’s compensation programs and awards are designed to make them exempt from or compliant with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Tony Isaac	Adrian Lajous
Michael E. Marks, Chair	Lubna S. Olayan

EXECUTIVE COMPENSATION TABLES AND ACCOMPANYING NARRATIVE

2012 Summary Compensation Table

The following table shows the compensation paid by the Company and its subsidiaries for the fiscal year ended December 31, 2012 to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers as of December 31, 2012 (collectively, the “named executive officers” or the “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
P. Kibsgaard(1)	2012	1,700,000	—	—	10,879,440	2,295,000	831,932	104,283(9)	15,810,655
Chief Executive Officer	2011	1,425,117	—	—	8,488,590	1,690,300	381,835	251,992	12,237,834
	2010	979,416	—	—	2,670,820	1,072,510	203,730	27,006	4,953,482

S. Ayat	2012	1,000,000	—	—	3,474,320	880,000	747,789	65,043(10)	6,167,152
Executive Vice President and Chief Financial Officer	2011	941,667	—	—	5,908,840	918,100	628,901	100,535	8,498,043
	2010	900,000	—	—	2,392,100	1,012,500	513,898	113,320	4,931,818

S. Pai(2)	2012	900,911	—	—	3,425,000	765,766	1,127,217	98,726(11)	6,317,620
Executive Vice President, Operations	2011	967,382	—	—	2,698,960	753,007	680,742	133,850	5,233,941
	2010	796,813	—	—	4,491,811	644,489	598,600	101,303	6,633,016

K.-E. Oestdahl(3)	2012	823,681	—	—	3,474,320	716,602	363,391	159,421(12)	5,537,415
Executive Vice President, Operations	2011	875,411	—	—	2,256,800	682,378	409,173	429,285(13)	4,653,047

A. Belani(4)	2012	900,000	—	—	3,220,720	769,500	837,595	107,193(14)	5,835,008
Executive Vice President, Technology	2011	886,661	—	—	4,054,470	736,600	606,705	287,557	6,571,993
	2010	724,879	—	—	1,485,620	586,321	425,995	116,987	3,339,802

(1)	Mr. Kibsgaard was paid in Euros (i) for part of 2011 and (ii) for all of 2010. For purposes of this Summary Compensation Table, compensation has been determined using 2012, 2011, and 2010 full-year average exchange rates of 1 U.S. Dollar = 0.777 Euros, 1 U.S. Dollar = 0.715 Euros and 1 U.S. Dollar = 0.753 Euros, respectively.

(2)	Mr. Pai is paid in Euros. For purposes of this Summary Compensation Table, compensation has been determined using 2012, 2011 and 2010 average exchange rates of 1 U.S. Dollar = 0.777 Euros, 1 U.S. Dollar = 0.715 Euros, 1 U.S. Dollar = 0.753 Euros, respectively.

(3)	Mr. Oestdahl was (i) paid in Euros for all of 2012, (ii) paid in Euros for 11 months in 2011 and (iii) paid in Norwegian Kronor for one month in 2011. For purposes of this Summary Compensation Table, compensation has been determined using (A) the 2012 and 2011 full-year average exchange rates of 1 U.S. Dollar = 0.777 Euros and 1 U.S. Dollar = .715 Euros, respectively, and (B) the 2011 full-year average exchange rate of 1 U.S. Dollar = 5.579 Kronor.

(4)	Mr. Belani was paid in Euros (i) for part of 2011 and (ii) for all of 2010. For purposes of this Summary Compensation Table, compensation has been determined using 2011 and 2010 full-year average exchange rates of 1 U.S. Dollar = 0.715 Euros and 1 U.S. Dollar = 0.753 Euros, respectively.

(5)	The annual cash incentive paid to Schlumberger’s named executive officers is included in the column “Non-Equity Incentive Plan Compensation.”

(6)	The amount reflected in this column is the aggregate grant date fair value for option grants in 2012, computed in accordance with applicable accounting standards. The fair value of each grant is established on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the grant dates indicated.

	Stock Option Grant Date
	1/19/2012 (5-year vest options)	1/19/2012 (4-year vest options)
Dividend yield	1.5%	1.5%
Expected volatility	38.7%	39.5%
Risk-free interest rate	1.5%	1.4%
Expected option life	7.0 years	6.5 years

(7)	The amounts in this column reflect the change in actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans. There are no nonqualified deferred compensation earnings reflected in this column because no named executive officer received above-market or preferential earnings on such compensation during 2012, 2011 or 2010.

(8)	All of the perquisites included and described in the column “All Other Compensation” and the accompanying footnotes are generally available to all of the Company’s exempt employees. Relocation assistance is provided to all employees on a Company-wide basis.

(9)	The amount disclosed for Mr. Kibsgaard consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$94,209
Contributions to Schlumberger Profit-Sharing Plans	$7,500
Perquisites:
Tax preparation	$2,574
Total	$104,283

(10)	The amount disclosed for Mr. Ayat consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$50,043
Contributions to Schlumberger Profit-Sharing Plans	$7,500
Contributions to Schlumberger 401(k) Plan	$7,500
Total	$65,043

(11)	The amount disclosed for Mr. Pai consists of the following:

Item
Contributions to Schlumberger Non-U.S. Profit-Sharing Plans	$96,152
Perquisites:
Tax preparation	$2,574
Total	$98,726

(12)	The amount disclosed for Mr. Oestdahl consists of the following (contributions into the Norway DC Pension Plan were made in Kronor, with the amount disclosed below being determined by using the 2012 full-year average exchange rate of 1 U.S. Dollar = 5.835 Kronor):

Item
Contributions to Schlumberger Non-U.S. Profit Sharing Plans	$87,573
Contributions to the Norway DC Pension Plan	$8,685
Perquisites:
Relocation allowance	$1,638
Child education expenses	$57,529
Tax preparation	$2,574
French lessons	$1,422
Total	$159,421

(13)	Includes $53,000 representing employer contributions made to Mr. Oestdahl’s Norway DC Pension Plan account and to his International Staff Profit Sharing account (both for the periods from March-December 2011), which were not previously reported. The adjustments to Mr. Oestdahl’s accounts were made following Norwegian and French governmental approvals of Mr. Oestdahl’s secondment from Norway to France, which approvals occurred in the second half of 2012. The contributions into Mr. Oestdahl’s Norway DC Pension Plan account were made in Kronor, with such compensation having been determined using the 2012 full-year average exchange rate of 1 U.S. Dollar = 5.579 Kronor.

(14)	The amount disclosed for Mr. Belani consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$41,598
Unfunded matching credits to the Schlumberger Restoration Savings Plan	$41,598
Contributions to Schlumberger Profit-Sharing Plans	$7,500
Contributions to Schlumberger 401(k) Plan	$7,500
Perquisites:
Relocation expenses—movement of household goods	$1,560
Temporary housing	$4,348
Tax preparation	$3,089
Total	$107,193

Grants of Plan-Based Awards for Fiscal Year 2012

The following Grants of Plan-Based Awards table provides additional information about stock and option awards and equity incentive plan awards granted to Schlumberger’s named executive officers during the year ended December 31, 2012.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price on Grant Date ($/Sh)	Full Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
P. Kibsgaard		650,250	2,231,250	5,100,000
	1/19/2012				429,000	$72.11	$72.86	10,879,440

S. Ayat		255,000	875,000	2,000,000
	1/19/2012				137,000	$72.11	$72.86	3,474,320

S. Pai		229,732	788,297	1,801,822
	1/19/2012				137,000	$72.11	$72.86	3,425,000

K.-E. Oestdahl		210,039	720,721	1,647,362
	1/19/2012				137,000	$72.11	$72.86	3,474,320

A. Belani		229,500	787,500	1,800,000
	1/19/2012				127,000	$72.11	$72.86	3,220,720

(1)	These columns show the possible payouts for each named executive officer for fiscal year 2012 based on performance goals set in January 2012. Possible payouts are performance-driven. Threshold, target and maximum potential payouts are based on the annual cash incentive range established for each NEO, which is expressed as a percentage of base salary for the year. For those NEOs who received base salary increases or annual cash incentive range increases, or both, during the year, potential payouts are determined by pro-rating the potential payout based upon the number of months a cash incentive range or base salary rate was in effect.

The cash incentive amounts actually earned for 2012 and payable in 2013 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For information regarding the annual cash incentive paid to Schlumberger’s named executive officers with respect to 2012 performance, please see “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Decisions for 2012.”

(2)	The exercise price is equal to the average of the high and low per share prices of Schlumberger common stock on the dates of grant, and may be paid in cash or by tendering shares of Schlumberger common stock. Applicable tax obligations may be paid in cash or by withholding of shares of Schlumberger common stock.

The stock options granted in January 2012 vest in five equal annual installments, except for options granted to employees in France, including Mr. Pai, which are subject to four-year cliff vesting.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information regarding unexercised stock options outstanding for each of our named executive officers as of December 31, 2012.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
P. Kibsgaard	7/19/2006	6,000	0	63.545	7/19/2016
	1/17/2008	37,600	9,400	84.930	1/17/2018
	1/22/2009	0	40,000	37.845	1/22/2019
	4/23/2009	60,000	40,000	45.880	4/23/2019
	1/21/2010	18,800	28,200	68.505	1/21/2020
	2/4/2010	25,600	38,400	63.760	2/4/2020
	1/20/2011	27,600	110,400	83.885	1/20/2021
	7/21/2011	25,000	100,000	89.995	7/21/2021
	1/19/2012	0	429,000	72.110	1/19/2022

S. Ayat	1/18/2006	60,000	0	54.235	1/18/2016
	1/17/2007	100,000	0	58.455	1/17/2017
	1/17/2008	48,000	12,000	84.930	1/17/2018
	1/22/2009	75,000	50,000	37.845	1/22/2019
	1/21/2010	38,000	57,000	68.505	1/21/2020
	1/20/2011	37,600	150,400	83.885	1/20/2021
	1/19/2012	0	137,000	72.110	1/19/2022

S. Pai	1/18/2006	80,000	0	54.235	1/18/2016
	7/19/2006	30,000	0	63.545	7/19/2016
	1/17/2008	32,000	8,000	84.930	1/17/2018
	1/22/2009	51,000	34,000	37.845	1/22/2019
	4/23/2009	36,000	24,000	45.880	4/23/2019
	1/21/2010	0	47,000	68.505	1/21/2020
	2/4/2010	0	68,000	63.760	2/4/2020
	10/21/2010	0	83,334	64.225	10/21/2020
	1/20/2011	0	88,000	83.885	1/20/2021
	1/19/2012	0	137,000	72.110	1/19/2022

K.-E. Oestdahl	1/17/2008	16,000	4,000	84.930	1/17/2018
	1/22/2009	0	4,800	37.845	1/22/2019
	4/23/2009	0	6,000	45.880	4/23/2019
	1/21/2010	6,000	9,000	68.505	1/21/2020
	1/20/2011	8,000	32,000	83.885	1/20/2021
	4/21/2011	0	30,000	90.065	4/21/2021
	1/19/2012	0	137,000	72.110	1/19/2022

A. Belani	1/18/2006	100,000	0	54.235	1/18/2016
	1/17/2007	50,000	0	58.455	1/17/2017
	1/17/2008	48,000	12,000	84.930	1/17/2018
	1/22/2009	75,000	50,000	37.845	1/22/2019
	1/21/2010	23,600	35,400	68.505	1/21/2020
	1/20/2011	25,800	103,200	83.885	1/20/2021
	1/19/2012	0	127,000	72.110	1/19/2022

(1)	Options granted from July 2003 to January 2006 have four-year ratable vesting and stock price appreciation is capped at 125% of the exercise price on the date of grant. The grants listed in the table above that were made before and after these dates have five-year ratable vesting and no profit cap, except for options granted to employees in France, including Mr. Pai, which have four-year cliff vesting.

Option Exercises and Stock Vested for Fiscal Year 2012

The following table sets forth certain information with respect to stock options exercised by the named executive officers during 2012. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Schlumberger common stock.

	Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)
P. Kibsgaard	20,000	$791,000
S. Ayat	0	$0
S. Pai	100,000	$5,103,700
K.-E. Oestdahl	16,200	$519,066
A. Belani	0	$0

Pension Benefits for Fiscal Year 2012

Schlumberger maintains the following pension plans for executive officers and other employees, which provide for lifetime pensions upon retirement, based on years of service:

•	Schlumberger Limited Pension Plan (“SLB Pension Plan”);

•	Schlumberger Technology Corporation Pension Plan (“STC Pension Plan”);

•	Schlumberger Limited Supplementary Benefit Plan (“SLB Supplementary Plan”);

•	Schlumberger Technology Corporation Supplementary Benefit Plan (“STC Supplementary Plan”);

•	Schlumberger French Supplementary Pension Plan (“SLB French Supplementary Plan”); and

•	Schlumberger International Staff Pension Plan (“SLB International Staff Pension Plan”).

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year
P. Kibsgaard	SLB Pension Plan	4.75	135,822	0
	STC Pension Plan	5.00	166,031	0
	SLB Supplementary Plan	4.75	1,159,878	0
	STC Supplementary Plan	4.25	235,405	0
	SLB International Staff Pension Plan	3.20	174,101	0

S. Ayat	SLB Pension Plan	6.25	442,389	0
	STC Pension Plan	0.75	72,470	0
	SLB Supplementary Plan	6.25	2,167,997	0
	STC Supplementary Plan	0.50	5,242	0
	SLB French Supplementary Plan	0.75	173,223	0
	SLB International Staff Pension Plan	10.60	814,496	0

S. Pai	SLB Pension Plan	5.00	298,200	0
	STC Pension Plan	7.25	272,400	0
	SLB Supplementary Plan	5.00	1,252,511	0
	STC Supplementary Plan	3.75	388,518	0
	SLB French Supplementary Plan	3.25	1,531,292	0
	SLB International Staff Pension Plan	9.60	387,272	0

K.-E. Oestdahl	SLB International Staff Pension Plan	19.00	2,124,972	0

A. Belani	SLB Pension Plan	7.75	597,166	0
	STC Pension Plan	2.58	50,008	0
	SLB Supplementary Plan	7.75	1,877,692	0
	STC Supplementary Plan	2.58	122,081	0
	SLB International Staff Pension Plan	10.00	593,194	0

(1)	The Company does not grant and does not expect to grant extra years of credited service to named executive officers under the pension plans. The “Number of Years of Credited Service” column reflects each named executive officer’s actual years of service as a participant in each plan.

(2)	The present value of accumulated benefits is calculated using the 1994 Group Annuity Mortality Table and a discount rate of 4.25% at December 31, 2012. Retirement in each case is assumed to be the earlier of normal retirement age or December 31, 2012 if the named executive officer is employed after normal retirement age, or, as to Schlumberger’s U.S. plans, the date that the sum of the named executive officer’s age plus years of service has reached, or is expected to reach, 85, but not before the named executive officer reaches 55.

Tax-Qualified Pension Plans

Both the SLB Pension Plan and the STC Pension Plan are U.S. tax-qualified pension plans. These plans have substantially identical terms. Employees may participate in one or both of these plans in the course of their careers with Schlumberger, in which case they become entitled to a pension from each plan based upon the benefits accrued during the years of service related to each plan. These plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and regulatory requirements. Benefits under these plans are based on an employee’s admissible compensation (generally base salary and cash incentive) for each year in which an employee participates in the plan, and the employee’s length of service with Schlumberger. Since January 1, 1989, the benefit earned has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. Normal retirement under these plans is at age 65; however, early retirement with a reduced benefit is possible at age 55 or as early as age 50 with 20 years of service. Additionally, under the “rule of 85,” an employee or executive officer who terminates employment after age 55 and whose combined age and service is 85 or more, is eligible for retirement with an unreduced pension. Mr. Ayat is eligible for retirement with an unreduced pension under the rule of 85. The benefits are usually paid as a lifetime annuity.

In 2004, the above plans were amended to generally provide that employees hired on or after October 1, 2004 would not be eligible to participate. Newly-hired employees are eligible to participate in an enhanced defined contribution plan, which provides a Company contribution, depending on the employee’s 401(k) contribution and the profitability of the Company in any year. None of the named executive officers were affected by this change.

Schlumberger Supplementary Benefit Plans—Nonqualified Pension

Both the SLB Supplementary Plan and the STC Supplementary Plan contain non-tax-qualified pension benefits. Each of these plans, which have substantially identical terms, provides an eligible employee with benefits equal to the benefits that the employee is unable to receive under the applicable qualified pension plan due to the U.S. Internal Revenue Code of 1986, as amended (the “Code”) limits on (i) annual compensation that can be taken into account under qualified plans and (ii) annual benefits that can be provided under qualified plans. The retirement age under nonqualified pension plans is the same as under the tax-qualified pension plans. These benefits are subject to forfeiture if the employee leaves the Company before the age of 50 with five years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. Mr. Ayat is eligible for retirement with an unreduced pension under the rule of 85, described above. Nonqualified plan benefits are paid to an employee upon separation from service, provided the employee has attained the age of 55, or if earlier, the age of 50 with 20 years of service. Payment is made as a joint and survivor annuity, if married; otherwise, payment is made as a life-only annuity. Payment to key employees is delayed six months following separation from service. These nonqualified plan benefits are payable in cash from the Company’s general assets and are intended to qualify as “excess benefit plans” exempt from certain requirements of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”).

French Supplementary Pension Plan

Effective January 2006, the Company adopted the SLB French Supplementary Plan for exempt employees in France. The plan complements existing national plans and provides a pension beginning after age 60 when an employee retires from Schlumberger and is eligible for a French state pension under the current rules at the time of retirement. The benefit is equivalent to 1.5% of admissible compensation (generally base salary and cash incentive) above the earnings cap for fewer than fifteen years of service and 2% of admissible compensation for more than fifteen years of service. No employee contributions are required or permitted. The benefit is paid as a life-time annuity. If an eligible employee leaves the Company before age 60 or is otherwise not entitled to a French pension, then the employee would not receive a benefit under the plan. If the eligible employee is terminated after age 55, is not subsequently employed and is otherwise entitled to a French pension, then the employee would receive a benefit under the plan. The Company does not grant and does not expect to grant extra years of credited service under the tax-qualified pension plans to executive officers.

International Staff Pension Plan

Recognizing the need to maintain a high degree of mobility for certain of the Company’s employees who otherwise would be unable to accumulate any meaningful pension because they are required to work in many different countries, the Company maintains the SLB International Staff Pension Plan for such employees. All of the Company’s named executive officers have either been in the SLB International Staff Plan at some time during their career prior to becoming an executive officer or are in the plan because of their current assignment.

This plan provides for a lifetime annuity upon retirement based on a specified number of years of service. The plan is funded through cash contributions made by the Company or its subsidiaries, along with mandatory contributions by employees.

Benefits under this plan are based on a participant’s admissible compensation (base salary, geographical or rotational coefficient, as applicable, and performance or incentive bonus) for each year in which the employee participates in the plan and the employee’s length of service. The benefit earned up to December 31, 2009 is 2.4% of admissible compensation prior to completion of 15 years of service, and 3.2% of admissible compensation for each year of service after 15 years. Those employees who remained with Schlumberger beyond 20 years of service had the first 15 years of service upgraded to 3.2%. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement with a reduction, at or after age 50 with 20 years of service.

Since January 1, 2010, the benefit earned has been equal to 3.5% of admissible compensation regardless of an employee’s years of service. Benefits earned on or after this date are payable upon normal retirement age, at or after age 60, or upon early retirement with a reduction, at or after age 55.

Nonqualified Deferred Compensation for Fiscal Year 2012

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to the named executive officers.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
P. Kibsgaard	SLB Supplementary Plan	0	94,209	96,394	0	374,334
	SLB Restoration Savings Plan	0	0	2,385	0	85,142
	International Staff Plan	0	0	8,978	0	94,653

S. Ayat	SLB Supplementary Plan	0	50,043	76,107	0	298,236
	SLB Restoration Savings Plan	0	0	9,562	0	341,315
	International Staff Plan	0	0	101,377	0	1,095,936

S. Pai	SLB Supplementary Plan	0	0	33,079	0	327,054
	SLB Restoration Savings Plan	0	0	38,102	0	1,359,974
	International Staff Plan	0	96,152	141,409	0	547,158

K.-E. Oestdahl	International Staff Plan	0	87,573	62,464	0	320,029
	Norway DC Pension Plan	0	8,685	7,616	0	16,301

A. Belani	SLB Supplementary Plan	0	41,598	60,572	0	266,260
	SLB Restoration Savings Plan	207,990	41,598	65,122	0	1,128,069
	International Staff Plan	0	0	74,262	0	838,416

(1)	The amounts reported in the “Executive Contributions in Last FY” column represent elective contributions of a portion of a named executive officer’s base salary and non-equity incentive plan compensation to the SLB Restoration Savings Plan (which amounts are also included as 2012 “Salary” and 2012 “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table).

(2)	The amounts reported in the “Company Contributions in Last FY” column represent Schlumberger’s contributions to each named executive officer’s SLB Supplementary Plan, SLB Restoration Savings Plan, Norway DC Pension Plan and International Staff Plan accounts, as applicable, which amounts are also reported as 2012 “All Other Compensation” in the Summary Compensation Table.

(3)	The amounts reported in the “Aggregate Balance at Last FYE” column represent balances from the SLB Restoration Savings Plan, the SLB Supplementary Plan, the Norway DC Pension Plan and the International Staff Plan, and include various amounts previously reported in the Summary Compensation Table as All Other Compensation.

SLB Supplementary Benefit Plan—Non-Qualified Profit Sharing

The SLB Supplementary Plan provides certain non-tax-qualified defined contribution benefits for eligible employees, including executive officers. Schlumberger Technology Corporation maintains a plan with substantially identical terms.

The SLB Supplementary Plan provides an eligible employee with discretionary Company profit sharing contributions that are not permissible under the applicable tax-qualified plan due to Code limits on (1) annual compensation that can be taken into account under the qualified plan and (2) annual benefits that can be provided under the qualified plan. These nonqualified plan benefits are credited with earnings and losses as if they were invested in the qualified plan, with the same employee investment elections as the qualified plan. An employee forfeits all rights under the SLB Supplementary Plan if the employee terminates employment before completing four years of service, engage in certain dishonest acts or has violated a confidentiality arrangement involving the Company or the Company’s affiliates. These nonqualified plan benefits are paid in a lump-sum payment following the end of the year in which the employee terminates active service. If the employee dies before full payment of these benefits, the unpaid benefits are paid in a lump sum to the beneficiaries designated under the applicable qualified plan.

SLB Restoration Savings Plan

The SLB Restoration Savings Plan, a non-qualified deferred compensation plan, provides certain defined contribution benefits for eligible employees, including the named executive officers. The SLB Restoration Savings Plan allows an eligible employee to defer compensation (and receive an associated employer match) that the employee cannot defer under the applicable tax-qualified plan because of Code limits on the amount of compensation that can be taken into account.

An eligible employee may elect in advance to defer a percentage (from 1% to 15% or, effective January 1, 2013, up to 50%) of his or her compensation (generally base salary and cash incentive) over the Code compensation limits. The election cannot be changed during the year. The Company makes an annual matching contribution with respect to each employee’s deferrals for a year, if the employee is still employed by the Company or an affiliate on the last day of the year. For employees who participate in a Schlumberger pension plan, the amount of the matching contribution is equal to one-half of the first 6% deferred by the employee in profitable years. For employees who do not participate in a Schlumberger pension plan, the matching contribution is 100% on the first 6% deferred by the employee. Historically, the Company has not made a matching contribution in non-profitable years; provided, however, that effective January 1, 2013, the match is made each payroll period and is not contingent on profits. Employees’ accounts are credited with interest, calculated to mirror the interest earnings of the Short-Term Fixed Income Fund under the Schlumberger Master Profit Sharing Trust, which was 2.88% in 2012. Matching contributions and related interest vest based on the employee’s years of service, as follows:

2 years	33 1/3% vested
3 years	66 2/3% vested
4 years	100% vested

An employee’s account fully vests on his or her death, his or her 60th birthday or plan termination. An employee’s vested account balance is paid in a single lump sum (subject to tax withholding) following the participant’s death, qualifying disability, retirement or other qualifying termination of employment. However, an employee forfeits all benefits under the plan if a determination is made that the employee has engaged in certain dishonest acts or violated a confidentiality arrangement involving Schlumberger or its affiliates.

SLB International Staff Profit-Sharing Plan

Schlumberger maintains the SLB International Staff Profit-Sharing Plan, which provides for an annual employer contribution based on admissible compensation (base salary, geographical or rotational coefficient, as applicable, and performance or incentive bonus). Amounts allocated to the participants’ accounts share in investment gains and/or losses of the trust fund and are generally distributed in a lump sum upon the satisfaction of certain conditions on termination of employment. Benefits earned under the SLB International Staff Profit-Sharing Plan will be forfeited upon a determination by the SLB International Staff Profit-Sharing Plan’s administrator that the employee’s separation from service was due to or in circumstances of fraud or misconduct detrimental to the Company, an affiliate or any customer.

Potential Payments Upon Termination or Change in Control for Fiscal Year 2012

No Additional Payments Upon Termination or Change in Control

Schlumberger’s executive officers generally receive the same benefits as other employees. As is the case with other compensation arrangements, any differences are generally due to local (country-specific) requirements. In line with this practice, executive officers do not have employment agreements, “golden parachutes” or change in control agreements, except for employment agreements in connection with phased retirement.

Phased Retirement

The Company has a practice of phased retirement, which may be offered to executive officers (other than the CEO) approaching retirement, at the discretion of the Company. Please read “Compensation Discussion and Analysis—Benefits—Retirement Practices” for a more detailed discussion.

Stock Options

All salaried employees who receive stock options are subject to the same terms and conditions in the event of a termination or change in control, except for certain options assumed in connection with the acquisition of Smith (none of which are held by any named executive officer).

Termination of Employment

This section summarizes the consequences for named executive officers and other employees under the Company’s stock option plans and standard form of stock option award agreement in the event an option holder’s employment terminates.

Reason for Termination of Employment	Vesting	Post-Employment Exercise Period
Voluntary termination with consent of the Company or termination by the Company other than for cause	No additional vesting	Exercisable (to the extent exercisable at termination) at any time within three months after termination.

Termination by the Company for cause	None	Vested and unvested options forfeited immediately.

Disability	Full vesting	Exercisable at any time during the 60-month period after termination due to disability or during the remainder of the option period, whichever is shorter.*

Retirement (as defined in the applicable plan or award agreement)	No additional vesting	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination due to retirement or during the remainder of the option period, whichever is shorter.

Death	Full vesting	Exercisable at any time during the 60-month period after termination due to death or during the remainder of the option period, whichever is shorter.

*	In order to preserve U.S. preferential tax treatment, the additional 60-month exercise period following a termination due to disability is not applicable to incentive stock options granted prior to January 2008, and such awards are exercisable for only 3 months following termination of employment.

Notwithstanding the vesting and exercisability provisions described above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

If an optionee dies following termination of employment, but during the period in which the optionee would otherwise be able to exercise the option, then the person entitled under the option holder’s will or by the applicable laws of descent and distribution will be entitled to exercise the option until the earlier of (i) 60 months following the date of the optionee’s termination of employment or (ii) the expiration of the original term. Death following termination of employment will not result in any additional vesting, so that the option will be exercisable to the extent provided in the matrix above based on the circumstances of the optionee’s termination of employment.

Change in Control

Pursuant to Schlumberger’s stock options plans and standard form of stock option award agreement (other than awards issued under the 2010 Omnibus Stock Incentive Plan and awards proposed to be issued under the 2013 Omnibus Stock Incentive Plan), in the event of any reorganization, merger or consolidation where Schlumberger is not the surviving corporation, or upon the liquidation or dissolution of Schlumberger, all outstanding stock option awards will, unless alternate provisions are made by Schlumberger in connection with the reorganization, merger or consolidation for the assumption of such awards, become fully exercisable and vested, and all holders will be permitted to exercise their options for 30 days prior to the cancellation of the awards as of the effective date of such event. Under the 2010 Omnibus Stock Incentive Plan and the 2013 Omnibus Stock Incentive Plan, the Compensation Committee retains the discretion to adjust outstanding awards in the event of corporation transactions and outstanding options may be, but are not required to be, accelerated upon such a transaction.

The following table sets forth the intrinsic value of the unvested stock options held by each named executive officer as of December 31, 2012 that would become vested upon the occurrence of death, disability or a change in control in which Schlumberger is not the surviving entity and alternative provisions are not made for the assumption of awards, as described in the preceding paragraphs. Due to the number of factors that affect the nature and amount of any benefits provided upon these events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the price of Schlumberger common stock.

Name	Amount ($)(1)
P. Kibsgaard	2,430,155
S. Ayat	1,618,065
S. Pai	2,468,555
K.-E. Oestdahl	714,459
A. Belani	1,600,893

(1)	Calculated based on the difference between the closing price of Schlumberger common stock on December 31, 2012 ($69.30) and the exercise price of the stock option as of such date.

If Schlumberger merges or consolidates with another entity and is the surviving entity, then a holder of stock options granted pursuant to Schlumberger’s stock options plans will be entitled to receive, upon exercise or vesting, in lieu of the number of shares with respect to which the award is exercisable or vested, the number and class of shares of stock or other securities that the holder would have been entitled to receive under the terms of such merger or consolidation if, immediately prior to such event, such holder had been the holder of record of the number of shares of Schlumberger common stock equal to the number of shares as to which such award is then exercisable or vested.

Retirement Plans

Schlumberger’s pension plans and non-qualified deferred compensation plans include the same terms and conditions for all participating employees in the event of a termination or change in control. Other than the Schlumberger Restoration Savings Plan, none of Schlumberger’s non-qualified plans provide for the accelerated payment of benefits upon a change in control. For more information on these plans, see “Executive Compensation—Pension Benefits” and “—Nonqualified Deferred Compensation.”

The following table sets forth the amounts as of December 31, 2012 of benefit payments that would be accelerated under the Schlumberger Restoration Savings Plan upon a change in control.

Name	Amount ($)
P. Kibsgaard	85,142
S. Ayat	341,315
S. Pai	1,359,974
K.-E. Oestdahl	0
A. Belani	1,086,471

Retiree Medical

Subject to satisfying certain age, service and contribution requirements, all U.S. employees, excluding employees who became Schlumberger employees as a result of the Smith acquisition, are eligible to participate in a retiree medical program. Generally, this program provides comprehensive medical, prescription drug and vision benefits for retirees and their dependents until attaining age 65, at which time Medicare becomes primary and the Schlumberger plan becomes secondary, paying eligible charges after Medicare has paid.

DIRECTOR COMPENSATION IN FISCAL YEAR 2012

Non-employee directors receive an annual cash retainer of $100,000 plus an additional annual fee of $10,000 for membership on each committee. The chair of each committee receives an additional annual fee of $20,000 in lieu of the additional annual fee of $10,000 for committee membership. Directors who are employees of Schlumberger do not receive compensation for serving on the Board. Additionally, Schlumberger’s current practice is to grant each non-employee director shares of Schlumberger common stock each April. Effective April 30, 2012, Schlumberger granted each non-employee director 2,250 shares of Schlumberger common stock. Although Schlumberger’s Directors Stock and Deferral Plan provides that annual stock awards to non-employee directors may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, Schlumberger’s practice has been to issue only shares of common stock to its non-employee directors. Schlumberger directors have never received restricted common stock or restricted stock units as director compensation.

Mr. Tony Isaac was elected non-executive Chairman of the Board in April 2012, having previously served as Schlumberger’s independent lead director. On January 19, 2012, the Board, upon recommendation of the Compensation Committee and based on market data provided by Pay Governance, determined that in consideration of the additional responsibilities required of an independent non-executive Chairman of the Board, Mr. Isaac’s annual compensation for service as independent non-executive Chairman of the Board would be $400,000, in addition to amounts otherwise payable to Mr. Isaac as a director, as described in the paragraph above. Accordingly, the amount for Mr. Isaac in the Director Compensation table below (under the “Fees Earned or Paid in Cash” column) includes this increased compensation, prorated from June 2012. Mr. Isaac did not participate in any discussions or in the decision regarding his compensation.

Mr. Gould, our former Chief Executive Officer who retired from that position in August 2011, continued to serve as Chairman of the Board until the 2012 annual general meeting of stockholders (not standing for re-election) and as an executive officer until April 30, 2012, at which time he ceased being an employee of the Company. Mr. Gould did not receive any additional compensation for his service as a director in 2012.

The following table provides information on Schlumberger’s compensation for non-employee directors in 2012.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total(3) ($)
Philippe Camus(4)	32,500	—	—	—	—	—	32,500
Peter L.S. Currie	120,000	166,815	—	—	—	29,878(5)	316,693
Tony Isaac	430,000	166,815	—	—	—	—	596,815
K. Vaman Kamath	127,500	166,815	—	—	—	11,402(5)	305,717
Nikolay Kudryavtsev	120,000	166,815	—	—	—	—	286,815
Adrian Lajous	130,000	166,815	—	—	—	14,806(5)	311,621
Michael E. Marks	130,000	166,815	—	—	—	34,379(5)	331,194
Elizabeth A. Moler	110,000	166,815	—	—	—	14,230(5)	291,045
Lubna S. Olayan	130,000	166,815	—	—	—	—	296,815
Leo Rafael Reif	130,000	166,815	—	—	—	—	296,815
Tore I. Sandvold	120,000	166,815	—	—	—	—	286,815
Henri Seydoux	120,000	166,815	—	—	—	—	286,815

(1)	Reflects cash fees earned, without taking into account any election to defer receipt of such fees. Ordinarily, the annual cash retainer is paid in cash, but directors can elect to have their retainer paid in stock or deferred under the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors.

The fees disclosed in this column are subject to adjustment in cases where a director has served less than one full year or has changed committee memberships or chairmanships during the year.

(2)	The amounts reported reflect the aggregate grant date fair value of the stock awards granted in 2012 computed in accordance with applicable accounting standards, based on the closing stock price on the grant date, without taking into account any election to defer receipt of such stock award. Amounts rounded up to nearest dollar. A non-employee director may elect to defer the receipt of all or part of a stock award. For information on the number of shares of Schlumberger common stock deferred by our directors, please read the footnotes to the table under “Security Ownership by Management.”

(3)	Schlumberger reimburses non-management directors for travel and other business expenses incurred in the performance of their services for Schlumberger.

(4)	Mr. Camus did not stand for re-election at the 2012 annual general meeting of stockholders.

(5)	Represents amounts paid for spousal airfare in connection with a Board meeting. Some of these amounts were paid in Euros. For purposes of this column, such compensation was determined using the 2012 full-year average exchange rate of 1 U.S. Dollar = 0.777 Euros.

Director Stock Ownership Guidelines

The Board believes that ownership of Schlumberger stock by Board members aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established a guideline that each non-employee Board member must, within five years of joining the Board, own at least 10,000 Schlumberger common shares or restricted stock units. As of December 31, 2012, each of our current non-employee directors who have been Board members for at least five years is in compliance with these stock ownership guidelines.

ITEM 3. FINANCIAL STATEMENTS

Following completion of the audit procedures performed by PricewaterhouseCoopers LLP, the following are submitted to the Company’s stockholders for approval pursuant to Schlumberger’s Articles of Incorporation:

•	the Company’s Consolidated Balance Sheet as at December 31, 2012;

•	its Consolidated Statement of Income for the year ended December 31, 2012, as audited by PricewaterhouseCoopers LLP; and

•	the amount of dividends declared by the Board of Directors during 2012.

These items are included in the Schlumberger 2012 Annual Report to Stockholders, which is provided concurrently with this proxy statement. Stockholders should refer to these items in considering this agenda item.

Required Vote

A majority of the votes cast is required for the approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board of Directors as reflected in the Company’s 2012 Annual Report to Stockholders. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will vote on this proposal in its discretion.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 3.

ITEM 4. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has been selected by the Audit Committee as the independent registered public accounting firm to audit the annual financial statements of the Company for the year 2013. Although ratification is not required by our By-Laws or otherwise, as a matter of good corporate governance, we are asking stockholders to approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm. If the selection is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to attend the 2013 annual general meeting of stockholders, will have the opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries the fees set forth in the table below for:

•	the audit of the Company’s 2012 and 2011 annual financial statements and reviews of quarterly financial statements and other audit services, and

•	the other services described below that were billed in 2012 and 2011.

	Year Ended December 31,
	2012	2011
	(in thousands)
Audit Fees(1)	$14,889	$12,957(2)
Audit-Related Fees(3)	$731	$669
Tax Fees(4)	$2,323	$1,862
All Other Fees(5)	$3,970	$1,649

Total	$21,913	$17,134

(1)	Includes fees for statutory audits.

(2)	Reflects incremental fees of approximately $645,000 not previously reflected.

(3)	Consists of fees for employee benefit plan audits and other audit-related items.

(4)	Consists primarily of fees for tax compliance and fees for tax advice and other permitted tax services.

(5)	Consists primarily of fees for permitted advisory services.

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements when evaluating PricewaterhouseCoopers LLP’s independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all services provided to the Company and its subsidiaries by Schlumberger’s independent registered public accounting firm. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2012, no matters were taken on without pre-approval under the de minimis provisions of the Sarbanes-Oxley Act.

Required Vote

A majority of the votes cast is required to approve this Item 4. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will vote on this proposal in its discretion.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 4.

AUDIT COMMITTEE REPORT

During 2012, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and the independent registered public accounting firm, PricewaterhouseCoopers LLP, including matters raised by the independent registered public accounting firm pursuant to applicable Public Company Accounting Oversight Board requirements. The Audit Committee discussed with the Company’s management and independent registered public accounting firm the review of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the SEC. The Audit Committee reviewed and discussed such other matters as it deemed appropriate, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002, and rules adopted or proposed to be adopted by the SEC and the NYSE.

The Company’s independent registered public accounting firm provided the Audit Committee with written disclosures required by Public Company Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and Public Company Oversight Board Rule 3524 (Audit Committee Pre-approval of Certain Tax Services), and the Committee discussed PricewaterhouseCoopers LLP’s independence with them.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board include the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER

BOARD OF DIRECTORS

Peter L.S. Currie, Chair	Nikolay Kudryavtsev
K. Vaman Kamath	Adrian Lajous

ITEM 5. APPROVAL OF THE ADOPTION OF THE 2013 SCHLUMBERGER OMNIBUS INCENTIVE PLAN

We are requesting that our stockholders vote in favor of the adoption of the 2013 Schlumberger Omnibus Stock Incentive Plan (the “2013 Incentive Plan”).

Most of our competitors employ a wide range of incentive instruments. We have traditionally granted only stock options or restricted stock units covering shares of common stock, but have determined to grant performance share units to certain executives, including the named executive officers, commencing in 2013. Approval of the 2013 Incentive Plan would provide for 35 million additional shares for Schlumberger to grant long-term incentives to its employees and would provide for continued flexibility with regard to award types and the terms and conditions of awards.

In order to continue to attract and retain valuable employees, we are seeking approval of the 2013 Incentive Plan to provide (i) additional shares issuable to employees and (ii) continued flexibility in the types and terms of incentive instruments that we issue in order to remain competitive. In addition, as of December 31, 2012, there were only 11,297,415 shares available in the aggregate for grants under our 2005 Stock Incentive Plan, our 2008 Stock Incentive Plan and our 2010 Incentive Plan.

The 2013 Incentive Plan provides for the grant to our employees of stock options, cash, stock appreciation rights, and stock awards, which may include restricted stock or restricted stock units. A stock option gives the holder the right to purchase a specified number of shares of stock, at a fixed exercise price, in the future. Stock appreciation rights give the holder the right to receive a payment, in cash or shares of stock, equal to the fair market value of a specified number of shares of stock on the date the right is exercised over a specified strike price. Restricted stock is common stock that is restricted or subject to forfeiture provisions. Restricted stock units are units evidencing the right to receive shares of common stock that are restricted or subject to forfeiture provisions.

In order for awards under the 2013 Incentive Plan to be eligible to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s stockholders every five years. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and approval of the 2013 Incentive Plan will constitute approval of the material terms of the performance goals.

Schlumberger’s Board of Directors approved the 2013 Incentive Plan on January 17, 2013, subject to stockholder approval.

Required Stockholder Vote

A majority of the votes cast is required for approval of the 2013 Incentive Plan, provided that the total votes cast on the proposal represents over 50% of all shares entitled to vote on this Item. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing over 50% of all shares entitled to vote, but will not otherwise have an effect on the vote.

Summary of the 2013 Incentive Plan

The following summary of certain major features of the 2013 Incentive Plan is subject to the specific provisions contained in the full text of the 2013 Incentive Plan, which is attached to this proxy statement as Appendix A.

Purpose of the 2013 Incentive Plan

The Board approved the 2013 Incentive Plan, subject to stockholder approval, for the purpose of providing incentives to our employees in order to:

•	retain employees with a high degree of training, experience and ability;

•	attract new employees whose services are considered particularly valuable;

•	encourage the sense of proprietorship of such persons; and

•	promote the active interest of such persons in our growth and financial success.

Summary of Key Terms

The following is a summary of the key provisions of the 2013 Incentive Plan.

Award Types:	The following types of awards (collectively “awards”) are available for issuance under the 2013 Incentive Plan:

•	non-qualified and incentive stock options;

•	stock appreciation rights;

•	stock awards, including restricted stock and restricted stock units (a term that includes performance stock units); and

•	cash awards.

Term:	Awards may be granted under the 2013 Incentive Plan on or before April 9, 2023.

162(m) Share Limits:	Section 162(m) of the Code requires among other things that the maximum number of shares and cash awarded to an individual must be approved by stockholders in order for the awards under the 2013 Incentive Plan to be eligible for treatment as qualified performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified senior executives.

Accordingly, the 2013 Incentive Plan limits awards granted to an individual participant in any calendar year to:

•	no more than 1,000,000 shares consisting of stock options, stock appreciation rights, restricted stock or restricted stock units.

•	no more than $20 million for the grant date value of cash awards.

Eligible Participants:	All employees of Schlumberger and our subsidiaries.

The Compensation Committee will determine which employees will participate in the 2013 Incentive Plan. As of January 31, 2013, approximately 12,750 employees are eligible to participate under our equity compensation plans, including the 2013 Incentive Plan.

Ineligible Participants:	Directors who are not also employees;

Any person who owns, directly or indirectly, stock representing more than 5% of the total combined voting power or value of all classes of our stock.

Shares Available for Issuance under the 2013 Incentive Plan:	A total of 35 million shares of Schlumberger common stock are subject to the 2013 Incentive Plan. No more than 7.5 million shares of common stock may be the subject of awards that are not options or stock appreciation rights. Up to 35 million shares of common stock may be subject to incentive stock options. The number of shares available for issuance under the 2013 Incentive Plan is subject to adjustment to reflect stock splits, reorganizations and similar events.

The shares subject to issuance under the 2013 Incentive Plan consist of authorized and unissued shares or previously issued shares reacquired and held in treasury by us or any of our subsidiaries.

Shares that were once subject to issuance upon the exercise or vesting of awards may again become available for future grants under the 2013 Incentive Plan only if an award is cancelled, forfeited, expired or terminated.

However, the number of shares reserved for issuance under the 2013 Incentive Plan will not be increased by:

•	shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, or

•	shares of common stock used to pay the exercise price or withholding taxes related to an outstanding stock appreciation right or stock option award.

Shares Available for Issuance Under the 2013 Incentive Plan as a Percentage of Outstanding Common Stock as of December 31, 2012:	2.6%

Shares Available for Issuance Under All Equity Compensation Plans excluding the 2013 Incentive Plan as of December 31, 2012 (including shares issuable pursuant to outstanding options) as a Percentage of Outstanding Common Stock:	3.4%

Number of Stock Options Outstanding	42,059,486
Weighted Average Exercise Price	$67.77
Weighted Average Term (in years)	6.65

Number of Full-Value Awards Outstanding:	3,564,230

Number of Shares Remaining for Future Grant

2005 Stock Incentive Plan	120,080
2008 Stock Incentive Plan	531,369
2010 Stock Incentive Plan	10,645,966
Common Shares Outstanding as of December 31, 2012:	1,328,255,773

Not Permitted:	•	Granting of stock options or stock appreciation rights at a price below the fair market value on the grant date;

•	Repricing, or reducing the exercise price of a stock option or stock appreciation right;

•	Substituting a new option or stock appreciation right grant with an exercise price lower than the exercise price of an outstanding option or stock appreciation right grant;

•	Reload grants; or

•	Granting awards under the 2013 Incentive Plan with respect to more than 1,000,000 shares to any one participant during any year.

Stock Options

Vesting

The Compensation Committee will determine at the time of grant when each stock option will vest. The Compensation Committee’s current practice is to grant options that vest in five equal annual installments beginning on the first anniversary of the grant date, except where local conditions dictate a different vesting schedule.

Exercise Price

The exercise price of stock options granted under the 2013 Incentive Plan may not be less than the fair market value (the mean between the high and low sales prices on the New York Stock Exchange on the grant date) of the common stock on the date of grant. As of February 20, 2013, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $79.33 per share.

Option Term

The option term may not be longer than 10 years.

Payment of Purchase Price

The purchase price to be paid upon exercise of a stock option may be paid, subject to the rules established by the Compensation Committee, as follows:

•	in cash or by certified check;

•	by the tender or delivery of shares of our common stock with a fair market value at the time of exercise equal to the total option price; or

•	by a combination of the preceding methods.

Stock options also may be exercised through “cashless exercise” procedures approved by the Compensation Committee involving a broker or dealer approved by the Compensation Committee. Schlumberger may require, prior to issuing common stock under the 2013 Incentive Plan, that the participant remit an amount in cash, or authorize withholding of common stock in connection with the option exercise, sufficient to satisfy tax withholding requirements

Termination of Employment

The 2013 Incentive Plan grants the Compensation Committee broad discretion to designate the treatment of stock options following an option holder’s termination of employment with Schlumberger or any of its subsidiaries. However, the Compensation Committee currently expects that the consequences of termination of employment on outstanding stock options will be consistent with past stock options awards. The following table and paragraph following the table summarize the Compensation Committee’s past practice with regards to treatment of stock options in the event an option holder’s employment terminates.

Reason for Termination of Employment	Vesting	Post-Employment Exercise Period
Voluntary termination or termination by the Company or any subsidiary other than for cause	No additional vesting.	Exercisable (to the extent exercisable at termination) at any time within three months after termination.

Termination by the Company or any subsidiary for cause	Options forfeited immediately.	None.

Disability during employment	Full vesting.	Exercisable at any time during the 60-month period after termination by disability (as defined in the relevant award agreement, and which may not be the same as the definition used for other benefit plans) or during the remainder of the option period, whichever is shorter.

Retirement	No additional vesting.	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination by retirement (as defined in the relevant award agreement, and which may not be the same as the definition used for other benefit plans) or during the remainder of the option period, whichever is shorter.

Death during employment	Full vesting.	Exercisable at any time during the 60-month period after termination by death or during the remainder of the option period, whichever is shorter.

If an optionee dies following termination of employment, but during the period in which the optionee would otherwise be able to exercise the option, then the person entitled under the option holder’s will or by the laws of descent and distribution will be entitled to exercise the option until the earlier of

•	60 months following the date of the optionee’s termination of employment, or

•	the expiration of the original term.

Death or disability following termination of employment will not result in any additional vesting, so that the option will be exercisable to the extent provided in the matrix above based on the circumstances of the optionee’s termination of employment.

Stock Appreciation Rights

Awards may also be in the form of rights to receive a payment, in cash or common stock, equal to the fair market value or other specified value of a number of shares of common stock on the rights exercise date over a specified strike price (“stock appreciation rights”). All stock appreciation rights granted under the 2013 Incentive Plan must have a grant price per share that is not less than the fair market value of a share of common stock on the date of grant and a term of no more than 10 years.

Stock Awards

A maximum of 7.5 million shares may be the subject of stock awards, such as restricted stock or restricted stock unit awards. The terms, conditions and limitations applicable to grants of restricted stock and restricted stock units will be determined by our Compensation Committee. Restricted stock and restricted stock units will be subject to a restriction period totaling at least three years from the grant date (the vesting, lapse, or termination of which may be no more rapid in combination than pro rata over three years), except that the Compensation Committee may provide for earlier vesting upon a change of control or termination of employment by reason of death, disability or retirement. Furthermore, up to 1.75 million shares of stock may be issued as restricted stock or restricted stock units having a restriction period of three years or less.

Cash Awards

Awards may also be in the form of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2013 Incentive Plan will be determined by the Compensation Committee.

Performance Awards

At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any performance award will be determined by the Compensation Committee.

The 2013 Incentive Plan permits, but does not require, the Compensation Committee to structure any performance award made to a named executive officer as performance-based compensation. At the discretion of the Compensation Committee, certain awards under the 2013 Incentive Plan may be intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of annual compensation paid to a company’s executive officers to $1 million per covered executive in a taxable year. The Compensation Committee and the Board of Directors may take deductibility and nondeductibility of compensation into account but retain the discretion to authorize the payment of potentially nondeductible amounts.

In making qualified performance awards, the Compensation Committee may base a performance goal on one or more of the following business criteria that may be applied to the participant, one or more business units, divisions or sectors of Schlumberger, or Schlumberger as a whole, or by comparison with a peer group of companies:

•

revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and economic value added (“EVA”));

•	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);

•	operating measures (which include productivity, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin and sales volumes);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, growth measures, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on capital employed, return on assets and return on invested capital);

•	measures relating to ethics, Quality, safety, the environment and diversity; and

•	measures relating to acquisitions, dispositions or customer satisfaction.

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.

Clawback

The award agreement may provide that an employee granted an award may forfeit his or her right to such award or be required to return common stock or cash received as a result of the exercise or vesting of an award if such holder engages in “detrimental activity” (as defined by the Compensation Committee in the award agreement under the 2013 Incentive Plan) during or following termination of employment. Under Schlumberger’s current standard terms for stock options grants, forfeiture may occur due to detrimental activity within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

Transferability

Unless otherwise determined by the Compensation Committee in an award agreement, no award will be assignable or otherwise transferable. Any attempted assignment of an award will be void.

Administration

The Compensation Committee will administer the 2013 Incentive Plan. The Compensation Committee has full power and authority to:

•	to select the employees to be granted awards;

•	to determine the terms of awards to be made;

•	to determine the time when awards are to be granted and any conditions that must be satisfied before an award is granted;

•	to establish objectives and conditions for earning awards;

•	to determine the terms and conditions of award agreements (which shall not be inconsistent with the 2013 Incentive Plan) and which parties must sign each award agreement;

•	to determine whether the conditions for earning an award have been met and whether a performance award will be paid at the end of an applicable performance period;

•	except as otherwise provided in the 2013 Incentive Plan, to modify the terms of awards made under the 2013 Incentive Plan;

•	to determine if, when and under what conditions payment of all or any part of an award may be deferred;

•	to determine whether the amount or payment of an award should be reduced or eliminated;

•	to determine the guidelines and/or procedures for the payment or exercise of awards; and

•

to determine whether a performance award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a performance award granted to an executive officer should qualify as performance-based compensation.

The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2013 Incentive Plan or in any award in the manner and to the extent the Compensation Committee deems necessary or desirable to further the purposes of the 2013 Incentive Plan or to avoid unanticipated consequences or address unanticipated events (including any temporary closure of a stock exchange on which the Schlumberger’s common stock is traded, disruption of communications or natural catastrophe) deemed by the Compensation Committee to be inconsistent with the purposes of the 2013 Incentive Plan or any award agreement, provided that no such action shall be taken absent stockholder approval to the extent required by the 2013 Incentive Plan. The Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.

Except with respect to matters related to awards to executive officers or other awards intended to qualify as qualified performance-based compensation under Section 162(m), the Compensation Committee may delegate to the Chief Executive Officer and to other senior officers of Schlumberger or to such other committee of the Board of Directors its duties under the 2013 Incentive Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

Amendment or Termination

The Board of Directors or the Compensation Committee may amend, modify, suspend or terminate the 2013 Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that

•	no amendment that would adversely affect the rights of any participant under any award previously granted to such participant may be made without the consent of such participant, and

•

no amendment will be effective prior to its approval by the stockholders of Schlumberger to the extent such approval is otherwise required by applicable law or the requirements of any exchange on which the common stock is listed.

Additionally, no stock option or stock appreciation right may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in Schlumberger’s capitalization) if the effect would be to reduce the exercise price for the shares underlying such stock option or stock appreciation right.

Adjustments

In the event of any subdivision or consolidation of shares or other capital readjustment, or the payment of a stock dividend or other increase or reduction of the number of shares of our common stock outstanding without compensation therefor in money, services or property, then the number of shares subject to the 2013 Incentive Plan and the 2013 Incentive Plan limits in the number of shares subject to awards granted to an individual participant in any calendar year will be proportionally adjusted and the number of shares of common stock with respect to which outstanding awards or other property subject to an outstanding award granted under the Incentive Plan will:

•

in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of common stock shall be proportionately reduced; and

•	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of common stock shall be proportionately increased.

In the event of any corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board of Directors may make certain adjustments to awards as it deems equitable, including, providing for the substitution of a new award (or other arrangement) or the assumption of the award, prior to the transaction providing for the acceleration of the vesting and exercisability of or the lapse of restrictions with respect to the award, and cancelling any outstanding award in exchange for cash in an amount deemed by the Board to be equal to the fair market value of the award.

Consistent with past practice, we currently expect that any award agreement documenting an award under the 2013 Incentive Plan will not contain a contractual right to an automatic acceleration upon a change in control.

Rather, we expect that any acceleration of vesting of an award in connection with a transaction would be made only where (i) a transaction results in a change in control of Schlumberger and (ii) in connection with such transaction the outstanding awards are not assumed by Schlumberger’s successor.

U.S. Federal Income Tax Consequences

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the 2013 Incentive Plan may vary according to country of participation. Also, the tax consequences of participating in the 2013 Incentive Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options and Stock Appreciation Rights

Some of the options issued under the 2013 Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code, while other options granted under the 2013 Incentive Plan are non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes, although the optionee may subsequently recognize income if the shares are disposed of prior to the holding period described below. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference which may require payment of an alternative minimum tax.

On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years following the date of grant of the option or within one year following the date of exercise), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death or permanent and total disability (in which case the optionee has one year to exercise and obtain incentive stock option treatment), an optionee has three months after termination of employment in which to exercise an incentive stock option and retain incentive stock option tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss.

Participants will not realize taxable income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income (subject to withholding by Schlumberger) in an amount equal to the cash or fair market value of the shares of stock received on the date of exercise of the stock appreciation right. The participant will generally have a tax basis in any shares of stock received on the exercise of a stock appreciation right that equals the fair market value of such shares on the date of exercise. Subject to the limitations discussed below, Schlumberger will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option or stock appreciation right, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. A non-U.S. corporation, such as Schlumberger, is entitled to deductions only to the extent allocable to “effectively connected income” which is subject to U.S. federal income tax.

Stock Awards

A participant generally will not have taxable income upon the grant of stock awards, such as restricted stock or restricted stock units. Instead, he or she will recognize ordinary compensation income in the first taxable year in which his or her interest in the stock underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. In general, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the stock underlying the award when it is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to an award of restricted stock or restricted stock units. The tax basis of a participant in the stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized. Upon later disposition of stock received that has been held for the requisite holding period, the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the amount previously recognized as compensation income.

Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” Schlumberger will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules to the extent the deduction is allocable to “effectively connected income” which is subject to U.S. federal income tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by Schlumberger for federal income tax purposes. Section 162(m) provides an exception, however, for “qualified performance-based compensation.” The Compensation Committee may determine to designate awards granted to “covered employees” as qualified performance-based compensation. However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of Schlumberger, balancing tax efficiency with long-term strategic objectives.

Code Section 409A

Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. Schlumberger intends to structure awards under the 2013 Incentive Plan in a manner that is designed to be exempt from or comply with Section 409A.

Code Section 457A

Section 457A of the Code has significantly changed the rules applicable to deferred compensation paid to U.S. persons by certain foreign corporations and other entities. We expect that stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units granted under the 2013 Incentive Plan will be exempt from Section 457A. However, stock appreciation rights that may be settled in cash may be subject to Section 457A, as well as cash awards or stock units that are not paid within one year after vesting.

Section 457A requires that any compensation paid under a deferred compensation plan of a nonqualified entity must be included in the participant’s income at the time such amounts are no longer subject to a substantial risk of forfeiture. Therefore, stock appreciation rights that may be settled in cash as well as cash awards or stock units that are not paid within one year after vesting may result in income inclusion upon vesting, even though the participant has not exercised the stock appreciation right or received delivery of cash or shares of stock at that time. Schlumberger currently intends to grant awards that are exempt from Section 457A.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of the end of December 31, 2012 for all equity compensation plans approved and not approved by our stockholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of such outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	45,625,916(2)	$63.93	11,297,415(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	45,625,916(2)	$63.93	11,297,415(3)

(1)	The weighted average price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

(2)	Includes 172,254 shares of common stock issuable upon the exercise of outstanding stock options assumed in the acquisition of Smith.

(3)	Includes 179,687 shares of common stock issuable under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

Equity compensation plans approved by Schlumberger stockholders include the 2010 Schlumberger Omnibus Stock Incentive Plan; the Schlumberger Discounted Stock Purchase Plan, as amended; the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors; the Schlumberger 2008 Stock Incentive Plan, as amended; and the Schlumberger 2005 Stock Incentive Plan, as amended; the Schlumberger 2001 Stock Option Plan, as amended; the Schlumberger 1998 Stock Option Plan, as amended; and the Schlumberger 1994 Stock Option Plan, as amended.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 5.

ITEM 6. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SCHLUMBERGER DISCOUNTED STOCK PURCHASE PLAN

We are requesting that our stockholders vote in favor of approving an amendment and restatement of the Schlumberger Discounted Stock Purchase Plan (as amended, the “DSPP”), that would increase the number of shares available for purchase under the DSPP by 22,000,000 shares. The proposed amendment and restatement of the DSPP was approved by the Board as of January 1, 2013, subject to approval by our stockholders. No other changes are being made to the DSPP.

The DSPP was originally approved by the Board and our stockholders in 1988. In 1998 and in 2010, the DSPP was amended and restated with the approval of our stockholders. The DSPP was amended and restated in 2010 to increase the number of shares authorized for issuance under the DSPP by 10,000,000 and to update the DSPP to reflect changes to U.S. tax laws. The following summary of certain major features of the DSPP is subject to the specific provisions contained in the full text of the DSPP, which is attached to this proxy statement as Appendix B.

Required Vote

A majority of the votes cast is required for approval of the amendment and restatement of the Discounted Stock Purchase Plan, provided that the total votes cast on the proposal represents over 50% of all shares entitled to vote on this Item. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing over 50% of the outstanding shares, but will not otherwise have an effect on the vote.

Purpose of the DSPP and Proposed Amendment and Restatement

The DSPP is designed to encourage and assist all employees of Schlumberger and its subsidiaries to acquire an equity interest in Schlumberger through the purchase of common stock. The proposed amendment and restatement is designed to allow an additional 22,000,000 shares to be granted pursuant to the DSPP, which will insure that a sufficient number of shares will be available under the DSPP for future purchase periods. A total of zero shares currently remain available for purchase under the DSPP; during 2012, a total of 4,290,058 shares were purchased under the DSPP. If the proposed amendment and restatement is approved, an aggregate of 22,000,000 shares will be available for purchase under the DSPP.

The DSPP is intended to constitute an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”).

Administration

The DSPP is administered by a committee of at least three persons appointed by the Board (the “DSPP Committee”). The DSPP Committee has the full power and authority to:

•	employ and compensate agents for the purpose of administering the accounts of participating employees;

•	construe and interpret the DSPP;

•	determine all questions of eligibility; and

•	compute the amount and determine the manner and time of payment of all benefits.

Key Terms

The following is a summary of the key provisions of the DSPP Plan.

Eligible Participants:	All employees of Schlumberger (including officers) and its subsidiaries (connected to Schlumberger by at least a 50% ownership chain) are eligible to participate in the DSPP, except as described below under “Ineligible Participants.” As of January 1, 2013, there were approximately 95,000 employees who were eligible to participate in the DSPP.

Ineligible Participants:	The following employees are not eligible to participate in the DSPP (unless otherwise required by applicable law):

•

employees who would, immediately upon enrollment in the DSPP, own, directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of our stock or our subsidiaries’ stock;

•	employees who are customarily employed by us less than twenty hours per week or less than five months in any calendar year; and

•	employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the DSPP as determined by the DSPP Committee.

Shares Available for Issuance Under the DSPP:	Zero shares currently remain available for purchase under the DSPP. If the proposed amendment and restatement is approved, an additional 22,000,000 shares would be newly approved for purchase, and an aggregate of 22,000,000 shares will be available for purchase under the DSPP. As of February 20, 2013, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $79.33 per share.

Purchase Periods:	There are two purchase periods each calendar year: January 1 to June 30 and July 1 to December 31.

Purchase Price:	The cost to a participant for shares of our common stock purchased during a purchase period is equal to 92.5% of the lower of:

•	the fair market value of a share of our common stock on the grant date (the first trading day of a purchase period or such other trading day determined by the DSPP Committee); and

•	the fair market value of a share of our common stock on the purchase date (the last trading day of a purchase period or such other trading day determined by the DSPP Committee).

“Fair market value” is determined by averaging the highest and lowest composite sale prices per share of our common stock on the New York Stock Exchange on a date.

Method of Payment:	Each DSPP participant may make contributions through payroll deductions from one to ten percent of his or her eligible compensation. A participant’s contributions, together with interest on such contributions and dividends on shares held in the DSPP, where applicable, are used to purchase shares of common stock at the end of each purchase period.

If a participant’s contributions during a purchase period exceed $11,562.50, or if the purchase of shares with such allocations would exceed the share limitations discussed above under “Shares Available for Issuance Under the DSPP,” such excess amounts will be refunded to the participant as soon as administratively feasible.

A participant may not purchase shares of our common stock under the DSPP having a fair market value in excess of $25,000 per year.

Maximum Number of Shares:	On the first trading day of a purchase period, the maximum number of shares that may be purchased by a participant in that purchase period will be determined by dividing $12,500 by the fair market value of a share on that date.

Withdrawal of Shares:	A participant may elect to withdraw previously purchased shares held in his or her account at any time (without withdrawing from the DSPP).

Termination of Rights to Participate in the DSPP:	The right to participate in the DSPP terminates immediately when a participant ceases to be employed by us for any reason (including death, unpaid disability or when the participant’s employer ceases to be a subsidiary) or the participant otherwise becomes ineligible or withdraws his or her contributions from the DSPP.

Modification and Termination of the DSPP:	Subject to limited exceptions, the Board may amend or terminate the DSPP at any time. No amendment will be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the votes cast at a meeting if such amendment would otherwise cause the rights granted under the DSPP to purchase shares of our common stock to fail to meet the requirements of Section 423 of the Code. Section 423 currently requires stockholder approval of a plan amendment that would (1) change the number of shares subject to the DSPP, or (2) change the class of employees eligible to participate in the DSPP.

U.S. Federal Income Tax Consequences to Schlumberger and to Participants

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the DSPP may vary according to country of participation. Also, the tax consequences of participating in the DSPP may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

The DSPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Amounts withheld from pay under the DSPP are taxable income to participants in the year in which the amounts otherwise would have been received, but the participants will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of a purchase period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participant holds the common stock purchased under the DSPP for at least two years after the first day of the purchase period in which the common stock was acquired (the “Enrollment Date”) and for at least one year after the date that the common stock is purchased (the “Exercise Date”), when the participant disposes of the common stock he or she will recognize as ordinary income an amount equal to the lesser of:

•	the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

•	the fair market value of the common stock on the Enrollment Date multiplied by the original 7.5% discount.

If the participant disposes of the common stock within two years after the Enrollment Date or within one year after the Exercise Date, he or she will recognize ordinary income equal to the fair market value of the

Common Stock on the Exercise Date in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the DSPP (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the DSPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the employee has satisfied the holding periods requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term. If the participant satisfies the statutory holding periods, described above, for common stock purchased under the DSPP, we will not receive any deduction for federal income tax purposes. If the participant does not satisfy the holding periods, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income taxable to the participant. We are entitled to a compensation expense deduction under Section 162 of the Code only to the extent that ordinary income is realized by the participant as a result of a disqualifying disposition.

Plan Benefits

Since participation in the plan is voluntary and we are unable to predict the future value of our common stock, we cannot currently determine the benefits or amounts that will be received in the future by any person or group under the DSPP. The following table sets forth the number of shares purchased under the DSPP during 2012 by our Chief Executive Officer, the other named executive officers, executive officers as a group and all employees as a group, other than executive officers.

Name and Position	Dollar Value ($)	Number of Shares
P. Kibsgaard	0	0
S. Ayat	19,473	324
S. Pai	15,791	263
K.-E. Oestdahl	22,129	368
A. Belani	0	0
All executive officers as a group	245,504	4,083
All employees as a group, excluding executive officers	257,600,971	4,284,834

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 6.

STOCK OWNERSHIP INFORMATION

Security Ownership by Certain Beneficial Owners

The following table sets forth information as of December 31, 2012 with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s common stock. This information is reported by such persons in their Schedule 13D and 13G filings with the SEC. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such entity by the 1,331,426,622 shares of common stock outstanding on January 31, 2013.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percentage of Class
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	77,375,926	5.8%

(1)	Based solely on a Statement on Schedule 13G/A filed on February 11, 2013. Such filing indicates that BlackRock Inc. has sole voting power and sole investment power with respect to 77,375,926 shares.

Security Ownership by Management

The following table sets forth information known to Schlumberger with respect to beneficial ownership of Schlumberger common stock as of January 31, 2013 by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the following table, to Schlumberger’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of Schlumberger common stock beneficially owned. None of the shares are subject to any pledge.

The number of shares beneficially owned by each person or group as of January 31, 2013 includes shares of common stock that such person or group has the right to acquire within 60 days of January 31, 2013, including upon the exercise of options to purchase common stock or the vesting of restricted stock units. References to options in the footnotes to the table below include only options outstanding as of January 31, 2013 that are currently exercisable or that become exercisable within 60 days of January 31, 2013, and references to any restricted stock units in the footnotes to the table below include only restricted stock units outstanding as of January 31, 2013 are currently vested or that vest within 60 days of January 31, 2013.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 1,331,426,622 shares of common stock outstanding on January 31, 2013, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after January 31, 2013.

As of January 31, 2013, no director, director nominee or named executive officer owned more than 1% of the outstanding shares of Schlumberger’s common stock. All directors and executive officers as a group owned less than 1% of the outstanding shares of our common stock at January 31, 2013.

Name	Shares
Simon Ayat	612,227(1)
Ashok Belani	443,492(2)
Peter L.S. Currie	27,050
Tony Isaac	21,000(3)
K. Vaman Kamath	6,750
Paal Kibsgaard	407,281(4)
Nikolay Kudryavtsev	13,000
Adrian Lajous	18,732(5)
Michael E. Marks	32,750(6)
Elizabeth A. Moler	5,813
Kjell-Erik Oestdahl	85,418(7)
Lubna S. Olayan	4,500
Satish Pai	460,955(8)
Leo Rafael Reif	13,000
Tore I. Sandvold	25,000
Henri Seydoux	9,000
All directors and executive officers as a group (27 persons)	3,534,054(9)

(1)	Includes options to purchase 479,600 shares.

(2)	Includes options to purchase 422,400 shares.

(3)	All shares held in the name of Mr. Isaac’s spouse. Excludes 5,000 shares the receipt of which Mr. Isaac has deferred under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

(4)	Includes options to purchase 327,281 shares. Includes 40,000 shares held in the name of Mr. Kibsgaard’s spouse.

(5)	All shares held through a limited liability company in which Mr. Lajous has an indirect interest. Excludes 12,500 shares the receipt of which Mr. Lajous has deferred under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

(6)	All shares held by a limited liability company controlled by Mr. Marks. Excludes 2,000 shares the receipt of which Mr. Marks has deferred under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

(7)	Includes options to purchase 74,800 shares and 6,000 restricted stock units.

(8)	Includes options to purchase 254,000 shares. Also includes 10,292 shares held by a child of Mr. Pai. Excludes 3,989 shares owned by an adult child of Mr. Pai not living in Mr. Pai’s household.

(9)	Includes options to purchase 2,698,800 shares and 48,000 restricted stock units, and excludes 19,500 shares the receipt of which directors have deferred under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, among others, to file an initial report of ownership of Schlumberger common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes, based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, that with respect to the fiscal year ended December 31, 2012, all of its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Exchange Act.

OTHER INFORMATION

Stockholder Proposals for 2014 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2014 annual general meeting of stockholders, written proposals must be received by the Secretary of the Company, 5599 San Felipe, 17th Floor, Houston, Texas 77056, no later than November 1, 2013.

Pursuant to the rules under the Exchange Act, the Company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2014 annual general meeting of stockholders if the stockholder making the proposal has not given notice to the Company by January 15, 2014.

Other Matters

Stockholders may obtain a copy of Schlumberger’s most recent Form 10-K filed with the SEC, including financial statements and schedules thereto, without charge by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas 77056.

The Company will pay the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. D. F. King & Co., Inc. has been retained by the Company to assist in the solicitation of proxies for a fee estimated at $15,000 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

The Board of Directors knows of no other matter to be presented at the meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Alexander C. Juden

Secretary

Houston, Texas

March 1, 2013

Appendix A

SCHLUMBERGER 2013 OMNIBUS STOCK INCENTIVE PLAN

1. Objectives. This 2013 Schlumberger Omnibus Stock Incentive Plan (this “Plan”) was adopted by Schlumberger Limited (the “Company”) in order to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered particularly valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable of an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the board of directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

“Executive Officer” means a “covered employee” within the meaning of Section 162(m)(3) or any other executive officer designated by the Committee for purposes of exempting compensation payable under this Plan from the deduction limitations of Section 162(m).

“Fair Market Value” means, with respect to a share of Common Stock on a particular date, the mean between the highest and lowest composite sales price per share of the Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for that date, or, if there shall have been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Common Stock were traded shall be the Fair Market Value.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-Qualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued) no longer restricted or subject to forfeiture provisions.

“Section 162(m)” means Section 162(m) of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

“Subsidiary” means (i) in the case of a corporation, a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Eligibility. All Employees of the Company or a Subsidiary are eligible for Awards under this Plan in the sole discretion of the Committee. No director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

4. Common Stock Available for Awards. Subject to the provisions of paragraph 13 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 35 million shares of Common Stock. No more than 7.5 million shares of Common Stock may be the subject of Awards that are not Options or Stock Appreciation Rights. In the sole discretion of the Committee, 35 million shares of Common Stock may be granted as Incentive Options.

(a) In connection with the granting of an Option or other Award, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Common Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Common Stock, even if the actual number of shares of Common Stock delivered in settlement of the SARs is less than the full number of SARs exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.

(b) Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Option or SAR under this Plan shall not be added back to the number of shares of Common Stock available for issuance under this Plan.

(c) Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be increased by the number of shares of Common Stock allocable to the expired, forfeited, cancelled or otherwise terminated Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards will not be counted as shares delivered under this Plan.

(d) Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

(e) Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.

Consistent with the requirements specified above in this paragraph 4, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against this Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described in this Plan):

•	to select the Employees to be granted Awards under this Plan;

•	to determine the terms of Awards to be made to each Participant;

•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	to establish objectives and conditions for earning Awards;

•	to determine the terms and conditions of Award Agreements (which shall not be inconsistent with this Plan) and which parties must sign each Award Agreement;

•	to determine whether the conditions for earning an Award have been met and whether a Performance Award will be paid at the end of an applicable performance period;

•	except as otherwise provided in paragraphs 7(a) and 11, to modify the terms of Awards made under this Plan;

•	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;

•	to determine whether the amount or payment of an Award should be reduced or eliminated;

•	to determine the guidelines and/or procedures for the payment or exercise of Awards; and

•

to determine whether a Performance Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance Award granted to an Executive Officer should qualify as performance-based compensation.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes or so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of a stock exchange on which the Common Stock is traded, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement, provided that no such action shall be taken absent shareholder approval to the extent required under Section 11. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members unless subject to the Committee’s delegation of authority pursuant to paragraph 6 herein.

(b) Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Prohibition on Repricing of Awards. Other than in connection with a change in the Company’s capitalization (as described in Section 13), at any time when the exercise price of an Option or SAR is above the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval, reduce the exercise price of such Option or SAR and shall not exchange such Option or SAR for a new Award with a lower (or no) exercise price or for cash.

6. Delegation of Authority. Except with respect to matters related to Awards to Executive Officers or other Awards intended to qualify as qualified performance-based compensation under Section 162(m), the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company or to such other committee of the Board its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

7. Awards.

(a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph 7(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 13 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. No Option may include provisions that “reload” the option upon exercise or that extend the term of an Option beyond what is the maximum period is specified in the Plan and/or Award Agreement. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific Performance Goals. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement. Subject to the provisions below applicable to each type of Award, the terms, conditions and limitations applicable to any Awards shall be determined by the Committee.

(i) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Non-Qualified Option and will be designated accordingly at the time of grant.

The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant.

(ii) Stock Appreciation Right. An Award may be in the form of a Stock Appreciation Right. The strike price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.

(iii) Stock Award. An Award may be in the form of a Stock Award. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant, provided that (i) the Committee may provide for earlier vesting following a change of control or other specified events involving the Company or upon an Employee’s termination of employment by reason of death, disability or retirement, and (ii) vesting of a Stock Award may occur incrementally over the three-year minimum Restricted Period; provided, that up to 1.75 million shares of Common Stock shall be available for issuance as Stock Awards having a time-based Restriction Period of up to three years but not less than one year.

(iv) Cash Awards. An Award may be in the form of a Cash Award.

(v) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control or other specified events involving the Company, or upon a termination of employment by reason of death, disability or retirement, or termination of service subject to the limitations specified below. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A) Non-Qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards that are intended to qualify as qualified performance-based compensation under Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established and administered by the Committee in accordance with Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to a Participant, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following and need not be the same for each Participant.

•

revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and economic value added (“EVA”);

•	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);

•	operating measures (which include productivity, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin and sales volumes);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, growth measure, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	measures relating to compliance, safety, environmental and diversity; and

•	measures relating to acquisitions, dispositions or customer satisfaction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and qualified Performance Awards, it is the intent of this Plan to conform with Section 162(m), including, without limitation, Treasury Regulation §1.162-27(e)(2)(i), as to grants pursuant to this subsection and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any qualified Performance Awards made pursuant to this Plan shall be determined by the Committee to the extent permitted by Section 162(m).

(b) The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, but only to the extent permitted pursuant to Section 162(m), if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

(c) Notwithstanding anything to the contrary contained in this Plan, no Participant may be granted, during any one-year period, Awards collectively consisting of (i) Options or Stock Appreciation Rights that are exercisable for or (ii) Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation referred to as the “Stock-based Awards Limitations”). No Plan Participant who is an employee may be granted Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $20,000,000.

8. Award Payment; Dividends; Substitution; Fractional Shares.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Awards, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Stock Awards.

(c) Fractional Shares. No fractional shares shall be issued or delivered pursuant to any Award under this Plan. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. In accordance with the rules and procedures established by the Committee for this purpose and subject to applicable law, Options may also be exercised through “cashless exercise” procedures approved by the Committee involving a broker or dealer approved by the Committee.

10. Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11. Amendment, Modification, Suspension or Termination. The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of any exchange on which the Common Stock is listed. Notwithstanding the foregoing, no amendment may cause an Option or SAR to be repriced, replaced, regranted through cancellation or modified without shareholder approval (except in connection with a change in the Company’s capitalization as provided in paragraph 13), if the effect of such amendment would be to reduce the exercise price for the shares underlying such Option or SAR.

12. Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 12 shall be null and void.

13. Adjustments.

(a) The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.

(c) The shares of Common Stock with respect to which Awards may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the shares of Common Stock which are subject to the Awards or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, the number of shares of Common Stock subject to the Plan, as well as the Stock-based Awards Limitations described in paragraph 7(c) hereof, shall be proportionately adjusted and the number of shares of Common Stock with respect to which outstanding Awards or other property subject to an outstanding Award granted hereunder shall:

(i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of Common Stock shall be proportionately reduced; and

(ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of Common Stock shall be proportionately increased.

(d) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of a share of Common Stock on such date over the exercise price of such Award (for the avoidance of doubt, if such exercise price is greater than the Fair Market Value of a share of Common Stock on such date, the Option or Stock Appreciation Right may be canceled for no consideration).

(e) Notwithstanding the foregoing: (i) any adjustments made pursuant to paragraph 13 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Section 409A; (ii) any adjustments made pursuant to paragraph 13 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to paragraph 13 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto as of the date of grant.

14. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with including, but not limited to, applicable federal and state securities laws. The Participant shall not exercise or settle any Award granted hereunder, and the Company or any Subsidiary will not be obligated to issue any shares of Common Stock or make any payments under any such Award if the exercise thereof or if the issuance of such shares of Common Stock or if the payment made shall constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority or any securities exchange on which the Common Stock is listed. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

15. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

16. Section 409A. This Plan is intended to provide compensation which is exempt from or which complies with Section 409A, and ambiguous provisions, if any, shall be construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. This Plan shall not be amended in a manner that would cause the Plan or any amounts payable under the Plan to fail to comply with the requirements of Section 409A, to the extent applicable, and, further, the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan. The Company shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A to comply with the applicable requirements of Section 409A. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise excluded under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

18. No Right to Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary.

19. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20. Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify a Performance Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g. under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Awards under this Plan.

21. Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, the Code, any securities law, any governing statute, or any other applicable law.

22. Effectiveness. This Plan is effective January 17, 2013, subject to its approval by the stockholders of the Company at the next annual meeting of stockholders. This Plan shall continue in effect for a term of ten years after the date on which the stockholders of the Company approve this Plan, unless sooner terminated by action of the Board.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

SCHLUMBERGER LIMITED.

By:

Title:

Appendix B

SCHLUMBERGER DISCOUNTED STOCK PURCHASE PLAN

(As Amended and Restated Effective as of January 1, 2013)

1. Purpose

The Schlumberger Discounted Stock Purchase Plan (the “Plan”) is designed to encourage and assist all employees of Schlumberger Limited, a Curacao corporation, and Subsidiaries (hereinafter collectively referred to as the “Company”), where permitted by applicable laws and regulations, to acquire an equity interest in Schlumberger Limited through the purchase of shares of Common Stock, par value $0.01 per share, of Schlumberger Limited (“Common Stock”). It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Administration of the Plan

The Plan shall be administered by the Stock Purchase Plan Committee (the “Committee”) appointed by the Board of Directors of Schlumberger Limited (the “Board”), which Committee shall consist of at least three (3) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan hereunder.

The Committee may act by unanimous decision of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by appointment of the Board.

3. Nature and Number of Shares

The Common Stock subject to issuance under the terms of the Plan shall be shares of Schlumberger Limited’s authorized but unissued shares or previously issued shares reacquired and held by Schlumberger Limited. Except as provided in Section 20 hereof, effective from and after January 17, 2013, the aggregate number of shares which may be issued under the Plan and authorized by this Plan shall not exceed 22,000,000, the sum of (i) the zero shares of Common Stock available for issuance under this Plan on January 1, 2013 after the issuance of any such shares attributable to the Purchase Period ending December 31, 2012 and (ii) the 22,000,000 shares of Common Stock authorized as of January 17, 2013. All shares purchased under the Plan, regardless of source, shall be counted against this share limitation.

4. Eligibility Requirements

Each “Employee” (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first “Enrollment Date” (as hereinafter defined) coincident with or next following employment with the Company. Participation in the Plan is voluntary.

The following Employees are not eligible to participate in the Plan:

(i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary;

(ii) Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and

(iii) Employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the Plan as determined by the Committee.

Notwithstanding the provisions of subparagraph (ii) above, where required by applicable law (as determined by the Committee), Employees employed in the countries specified from time to time by the Committee who are customarily employed by the Company less than twenty (20) hours per week may participate in the Plan where required by law, subject to any restrictions established by the Committee.

“Employee” shall mean any individual employed by Schlumberger Limited or any Subsidiary (as hereinafter defined). “Subsidiary” shall mean any corporation in existence as of the “Restatement Date” (as hereinafter defined) of this Plan in an unbroken chain of corporations beginning with Schlumberger Limited if, as of the Restatement Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. Any corporation which may become a Subsidiary (as defined herein) after the Restatement Date shall automatically be deemed to be a participating Subsidiary under this Plan effective as of the following Enrollment Date unless the Committee takes action to exclude such corporation and its employees from participation herein.

5. Enrollment

Each eligible Employee of Schlumberger Limited or any Subsidiary as of January 1, 2013 (the “Restatement Date” herein) who is already enrolled in the Plan may enroll in the Plan as of July 1, 2013. Each other eligible Employee of Schlumberger Limited or a participating Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first July 1 or January 1 following the date he or she first meets the eligibility requirements of Section 4. Any eligible employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day of July or January of any subsequent calendar year. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time (“Enrollment Dates”).

In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the Personnel Department of the Company.

6. Method of Payment

Payment for shares is to be made as of the applicable “Purchase Date” (as defined in Section 9) through payroll deductions (with no right of prepayment) over the Plan’s designated purchase period (the “Purchase Period”) with the first such deduction commencing with the payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of six (6) calendar months beginning on July 1 and ending on December 31 of the same calendar year, and beginning on January 1 and ending on June 30 of the same calendar year, or such other period as the Committee may prescribe. Each participating Employee (hereinafter referred to as a “Participant”) will authorize such deductions from his or her pay for each month during the Purchase Period and such amounts will be deducted in conformity with his or her employer’s payroll deduction schedule.

Each Participant may elect to make contributions each pay period in amounts not less than one percent (1%) and not more than ten percent (10%), or such other percentages as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period, of his or her base earnings or salary, geographical coefficient, overtime pay, shift premiums and commissions from the Company (excluding long-term disability or workers compensation payments and similar amounts, but including elective qualified contributions by the Participant to employee benefit plans maintained by the Company) during such pay period. The rate of contribution shall be designated by the Participant in the enrollment form. Bonuses will be included in determining the amount of the Participant’s contribution unless the Participant gives written notice to the Personnel Department at the time and in the manner directed by the Committee.

A Participant may elect to increase or decrease the rate of contribution effective as of the first day of any calendar month by giving timely written notice to the Personnel Department of the Company on the appropriate form, as determined by the Committee from time to time. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving thirty (30) days’ written notice to the Personnel Department on the appropriate form. In such case, the Participant’s account will continue to accrue interest and will be used to purchase stock at the end of the Purchase Period. A Participant may also elect to withdraw contributions at any time by giving thirty (30) days’ prior written notice to the Personnel Department of the Company on the appropriate form. Any Participant who withdraws his or her contributions will receive his or her entire account balance, including interest and dividends, if any, plus a stock certificate for the number of shares held by the Participant under the Plan as soon as administratively feasible. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

No more than the maximum contribution permitted any Participant under Section 9 can be accumulated over the Purchase Period, including interest and dividends, if applicable. Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant’s account the end of the Purchase Period will be applied to the purchase of the shares.

7. Crediting of Contributions, Interest and Dividends

Contributions shall be credited to a Participant’s account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws or regulations, Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest will be credited to a Participant’s account from the first date on which Participant contributions are deposited with the investment vehicle until the earlier of (i) the end of the Purchase Period or (ii) in the event of cancellation, death, resignation or other terminating event, the last day of the month next preceding the date on which such contributions are returned to the Participant. Dividends on shares held in a Participant’s account in the Plan will also be credited to such Participant’s account. Any such contributions, interest and dividends shall he deposited in or held by a bank or financial institution designated by the Committee for this purpose (“Custodian”).

8. Grant of Right to Purchase Shares on Enrollment

Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan (but not merely an increase or decrease in the rate of contributions) will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not terminated employment and has not withdrawn his or her contributions from the Plan will have shares of Common Stock purchased for him or her on the applicable Purchase Date, and he or she will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless such participant notifies the Personnel Department on the appropriate form that he or she elects not to re-enroll. A Participant who has suspended payroll deductions or withdrawn contributions during any Purchase Period must re-enroll on the appropriate form to participate in the Plan in the next Purchase Period.

Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

(i) the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of (A) the completion of the purchase of shares on the Purchase Date occurring on the last trading day of the Purchase Period; or (B) the date on which participation of such Participant in the Plan terminates for any reason;

(ii) in no event shall the right to purchase shares of Common Stock during a Purchase Period extend beyond twenty-seven (27) months from the Enrollment Date;

(iii) payment for shares purchased will be made only through payroll withholding and the crediting of interest and dividends, if applicable, in accordance with Sections 6 and 7;

(iv) purchase of shares will be accomplished only in accordance with Section 9;

(v) the price per share will be determined as provided in Section 9;

(vi) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Schlumberger Limited or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during any calendar year having a fair market value in excess of $25,000 (the “Maximum Share Limitation”) as determined in accordance with the Section 423 of the Code and the regulations thereunder; and

(vii) the Maximum Share Limitation for a Purchase Period shall be determined as of the Grant Date (as defined in Section 9) of a Purchase Period by dividing $12,500 by the fair market value of a share of Common Stock on such Grant Date; and

(viii) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9. Purchase of Shares

The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Common Stuck to be purchased during such Purchase Period will be determined by averaging the highest and lowest composite sale prices per share of the Common Stock on the New York Stock Exchange (“Fair Market Value”) on the first trading day of each Purchase Period or such other trading date designated by the Committee (the “Grant Date”). The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the Purchase Period or such other trading date designated by the Committee (the “Purchase Date”). These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

As of the Purchase Date, the Committee shall apply the funds then credited to each Participant’s account to the purchase of whole shares of Common Stock. The cost to the Participant for the shares purchased during a Purchase Period shall be 92.5% of the lower of:

(i) the Fair Market Value of the Common Stock on the Grant Date; or

(ii) the Fair Market Value of the Common Stock on the Purchase Date.

Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or shall be delivered to the Participant (if the Participant has elected to receive the certificate) as soon as administratively feasible after the Purchase Date, but Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant’s account on the Purchase Date and carried forward in his or her account for application during the next Purchase Period. Any Participant who purchases stock at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period will receive a certificate for the number of shares held in his or her account as of the most recent Purchase Date and any cash, dividends or interest remaining in his or her account. Any Participant who terminates employment or withdraws his or her contributions from the Plan prior to the next Purchase Date, will receive a certificate for the number of shares held in his or her account and a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions, dividends and interest. If for any reason a Participant’s allocations to the Plan exceed $11,562.50 during a Purchase Period or if the purchase of shares with such allocations would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as administratively feasible after such excess has been determined to exist.

If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible, including interest determined in accordance with Section 7. The Committee in its discretion may also provide that amounts representing a fractional share of Common Stock that were withheld but not applied toward the purchase of shares in a Purchase Period may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations as set forth under Section 423 of the Code.

10. Withdrawal of Shares

A Participant may elect to withdraw shares held in his or her account at any time (without withdrawing from the Plan) by giving notice to the Personnel Department on the appropriate form. Upon receipt of such notice from the Personnel Department, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of all shares held in the Participant’s account as soon as administratively feasible.

11. Termination of Participation

The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant’s employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his or her contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Committee shall pay to the Participant or his or her beneficiary or legal representative all amounts credited to his or her account, including interest and dividends, if applicable, determined in accordance with Section 7, and shall cause a certificate for the number of shares held in his or her account to be delivered to the Participant or to his or her beneficiary or legal representative.

12. Unpaid Leave of Absence

Unless the Participant has voluntarily withdrawn his or her contributions from the Plan, shares will be purchased for his or her account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant’s contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions and dividends, if applicable, both determined in accordance with Section 7. Participation in the Plan will terminate immediately after the purchase of shares on such Purchase Date, unless the Participant has resumed eligible employment prior to the Purchase Date, in which case the Participant may resume payroll deductions immediately.

13. Designation of Beneficiary

Each Participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the local Personnel Department and shall control over any disposition by will or otherwise.

As soon as administratively feasible after the death of a Participant, amounts credited to his or her account, including interest and dividends, if applicable, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant’s designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14. Assignment

The rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant except by will or the laws of descent and distribution. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant’s election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant’s account.

No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant’s right to purchase shares under the Plan shall be exercisable only during the Participant’s lifetime and only by him or her.

15. Treatment of Non-U. S. Participants

Participants who are employed by non-U.S. Companies, who are paid in foreign currency and who contribute foreign currency to the Plan through payroll deductions, will have such contributions converted to U.S. dollars on a monthly basis. The exchange rate for such conversion will be the rate quoted by a major financial institution selected by the Committee in its sole discretion. If the exchange rate for certain countries cannot be quoted in this manner, the conversion rate shall be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during the Purchase Period result in a purchase price below the price determined pursuant to Section 9.

16. Costs

All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

17. Reports

Annually, the Company shall provide or cause to be provided to each Participant a report of his or her contributions and the shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

18. Equal Rights and Privileges

All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 18 shall take precedence over all other provisions in the Plan.

19. Rights as Stockholder

A Participant will have no rights as a stockholder under the election to purchase until he or she becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

20. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the right to purchase shares of Common Stock covered by a current Purchase Period and the number of shares which have been authorized for issuance under the Plan for any future Purchase Period, the maximum number of shares each Participant may purchase each Purchase Period (pursuant to Section 9), as well as the price per share and the number of shares of Common Stock covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. Each Participant will be notified in writing, at least thirty (30) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s right to purchase shares has been changed to the New Purchase Date and that the applicable number of shares will automatically be purchased on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding right to purchase shares shall be assumed or an equivalent right to purchase shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute the right to purchase shares, any Purchase Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and any Purchase Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed sale or merger. Each Participant will be notified in writing, at least thirty (30) business days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the applicable number of shares will be purchased automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 10 hereof.

21. Modification and Termination

Except as provided in Section 20 hereof, the Board may amend or terminate the Plan at any time. No amendment shall be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the votes cast at a meeting if such amendment would otherwise cause the rights granted under the Plan to purchase shares of Common Stock to fail to meet the requirements of Section 423 of the Code (or any successor provision).

In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, including interest and dividends, if applicable, determined in accordance with Section 7.

22. Board and Stockholder Approval; Effective Date

This Plan was originally approved by the Board on January 28, 1988, amended and restated by the Board on January 21, 1992, 1998 and 2010. This Plan was approved by the holders of a majority of the shares of outstanding Common Stock of Schlumberger Limited on April 15, 1992, and the January 21, 2010 amendment and restatement of the Plan was similarly approved on April 7, 2010. This amendment and restatement approved by the Board on January 17, 2013 shall become effective as of January 1, 2013; provided, however, that the changes contained in Section 3 herein related to the increase in the number of shares which may be issued under the Plan shall not be effective unless approved by the holders of a majority of the votes cast at a meeting within the period ending January 17, 2014 (12 months after the date such increase in the number of shares which may be issued under the Plan is approved by the Board).

23. Governmental Approvals or Consents

This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 21, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

24. Other Provisions

The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

SCHLUMBERGER LIMITED 5599 SAN FELIPE, 17TH FLOOR HOUSTON, TX 77056

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M40767-P20448	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCHLUMBERGER LIMITED
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
Nominees:
1a.	Peter L.S. Currie	☐	☐	☐
1b.	Tony Isaac	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
1c.	K. Vaman Kamath	☐	☐	☐	2. To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐
1d.	Paal Kibsgaard	☐	☐	☐	3. To approve the Company’s 2012 financial statements and declarations of dividends.	☐	☐	☐
1e.	Nikolay Kudryavtsev	☐	☐	☐	4. To approve the appointment of the independent registered public accounting firm.	☐	☐	☐
1f.	Adrian Lajous	☐	☐	☐	5. To approve the adoption of the 2013 Schlumberger Omnibus Incentive Plan.	☐	☐	☐
1g.	Michael E. Marks	☐	☐	☐	6. To approve the adoption of an amendment and restatement of the Schlumberger Discount Stock Purchase Plan.	☐	☐	☐
1h.	Lubna S. Olayan	☐	☐	☐
1i.	L. Rafael Reif	☐	☐	☐
1j.	Tore I. Sandvold	☐	☐	☐
1k.	Henri Seydoux	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M40768-P20448

SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)

Proxy Solicitation on Behalf of the Board of Directors

Annual General Meeting of Stockholders

April 10, 2013

The undersigned hereby appoints Aede Gerbranda, Robin van Bokhorst and Margo Troll-Weusten, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon any other matters that may properly come before the Annual General Meeting of Stockholders, all of the shares of Common Stock of Schlumberger Limited (SCHLUMBERGER N.V.) that the undersigned is entitled to vote at the Annual General Meeting of Stockholders to be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao on April 10, 2013, at 10:30 a.m. Curaçao time and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2, 3, 4, 5 AND 6. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF STOCKHOLDERS, THE PERSONS NAMED IN THIS PROXY WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.